Filed Pursuant to Rule 424(b)(5)
Registration Statement File No. 333-252074
PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 28, 2021)
Up to $75,000,000

American Depositary Shares representing Ordinary Shares
We have entered into a sales agreement (the “Sales Agreement”) with SVB Securities LLC (“SVB Securities”), relating to the sale of American Depositary Shares, or ADSs, each ADS representing one ordinary share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to $75 million from time to time through SVB Securities, acting as sales agent; provided that we may not sell more than 23,673,831 ADSs pursuant to the Sales Agreement unless and until we receive additional approval by our shareholders.
Our ordinary shares will be sold in the form of ordinary shares represented by ADSs. Each ADS represents one ordinary share. Our ADSs are listed on The Nasdaq Global Select Market under the symbol “IPHA.” On April 21, 2022, the last reported sale price of our ADSs on The Nasdaq Global Select Market was $3.10 per ADS. Our ordinary shares are traded on Euronext Paris under the symbol “IPH”. On April 21, 2022, the last reported sale price of our ordinary shares on Euronext Paris was €2.83 per share.
Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, from time to time. SVB Securities is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to arrange on our behalf for the sale of all ADSs requested to be sold by us, consistent with its normal sales practices, on mutually agreed terms between us and SVB Securities. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
SVB Securities will be entitled to compensation at a commission rate of 3.0% of the gross sales price per ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information regarding the compensation to be paid to SVB Securities. In connection with the sale of the ADSs on our behalf, SVB Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of SVB Securities will be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to SVB Securities with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Under the authority granted by our shareholders, pursuant to the 25th resolution adopted by the 2020 Annual General Meeting of Shareholders held on May 19, 2020 (the “2020 Annual General Meeting”) and, if and when applicable, the 20th resolution that would be adopted by the 2022 Annual General Meeting of Shareholders that has been convened for May 20, 2022 (the “2022 Annual General Meeting”), the ADSs offered in the ATM can only be offered to “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act or to “accredited investors” as defined in Regulation D under the Securities Act. If after the 2022 Annual General Meeting, we were to decide to rely instead on the 22nd resolution that would be adopted at such meeting, the ADSs offered in the ATM could only be offered to the following categories of investors: (i) industrial or commercial companies involved in the pharmaceutical / biotechnological sector, or (ii) investment companies or investment funds’ management companies or investment funds, governed by French or foreign law that invest on a regular basis in the pharmaceutical/biotechnological sector, or (iii) any other legal person (including a trust) or natural person that invest on a regular basis, in the pharmaceutical / biotechnological sector, meeting, in each of the cases (i) to (iii) above, the criteria for participating in an offer made pursuant to Article L. 411-2 1° of the French monetary and financial code (Code monétaire et financier) (i.e. also being Qualified Institutional Buyers or Accredited Investors as described above).
Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as the risk factors incorporated by reference into this prospectus supplement for risks you should consider before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

SVB Securities
The date of this prospectus supplement is May 3, 2022.

TABLE OF CONTENTS
Prospectus Supplement
We have not authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. Under this prospectus supplement, we may from time to time sell ADSs representing our ordinary shares having an aggregate offering price of up to $75 million in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document that is incorporated by reference into this prospectus and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the ADSs being offered and other information that you should know before investing in our ADSs. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Information by Reference” and “Where You Can Find More Information.”
You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of an ADS. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Information by Reference” and “Where You Can Find More Information.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor SVB Securities are making offers to sell or solicitations to buy our ADSs in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
For investors outside the United States: Neither we nor SVB Securities have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.
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Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Innate,” “the Company,” “we,” “us,” and “our” refer to Innate Pharma S.A. and its consolidated subsidiary.
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PRESENTATION OF FINANCIAL INFORMATION
We prepare our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Our consolidated financial statements are presented in euros. Due to the listing of its ordinary shares on Euronext Paris and in accordance with the European Union’s regulation No. 1606/2002 of July 19, 2002, the Company also prepares and publishes its consolidated financial statements in accordance with IFRS as adopted by the European Union, or EU.
All references in this prospectus to “$” and “U.S. dollars” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted. Throughout this prospectus, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the management’s beliefs and assumptions and on information currently available to the management. All statements other than present and historical facts and conditions contained in this Prospectus Supplement, including statements regarding the future results of operations and financial position, business strategy, plans and the Company’s objectives for future operations, are forward-looking statements. When used in this Prospectus Supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•the prospects of attaining, maintaining and expanding marketing authorization for monalizumab, lacutamab and other product candidates;
•the initiation, timing, progress and results of the Company’s preclinical studies and clinical trials and those conducted by third parties, including the Company’s collaborators, AstraZeneca and Sanofi;
•the Company’s ability to successfully develop and advance its pipeline of product candidates;
•the timing or likelihood of regulatory filings and approvals;
•the Company’s ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
•future agreements with third parties in connection with the late-stage development and commercialization of the Company’s product candidates and any other approved product;
•the Company’s ability to develop sales and marketing capabilities and transition into a commercial-stage company;
•the pricing and reimbursement of the Company’s product candidates, if approved;
•the effects of increased competition as well as innovations by new and existing competitors in the Company’s industry;
•the Company’s ability to obtain funding for its operations;
•the Company’s ability to obtain, maintain, protect and enforce its intellectual property rights and propriety technologies and to operate its business without infringing the intellectual property rights and proprietary technology of third parties;
•regulatory developments in the United States, Europe and other countries;
•costs of compliance and failure to comply with new and existing governmental regulations including, but not limited to, tax regulations;
•statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;
•the impact of COVID-19 on the Company’s business, financial condition and results of operations; and
•other risks and uncertainties, including those listed under the caption “Risk Factors.”
You should refer to the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), which is incorporated by reference into this prospectus supplement, and, if applicable, in those reports on Form 6-K
S-v

that we file with the SEC and incorporate by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. See “Incorporation of Information by Reference.” As a result of these factors, we cannot assure you that the forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.
The information incorporated by reference in this prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market and industry data included in the information incorporated by reference in this prospectus supplement is generally reliable, such information is inherently imprecise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
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PROSPECTUS SUMMARY
This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. We encourage you to read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety.
Our Company
We are a global, clinical-stage, oncology-focused biotech company dedicated to improving oncology treatment and clinical outcomes for patients through therapeutic antibodies that harness the immune system to fight cancer. Our broad pipeline of antibodies includes several potentially first-in-class clinical and preclinical candidates for cancers patients with high unmet medical need.
We have extensive experience in research and development in immuno-oncology, having been pioneers in the understanding of natural killer cells, or NK cells and benefited from leading antibody engineering capabilities, biology, and later expanding its expertise in tumor antigens targeting. We have developed, internally and through its business development strategy, a broad and diversified portfolio including six clinical product candidates and a robust preclinical pipeline. We have entered into collaborations with leaders in the biopharmaceutical industry, such as AstraZeneca and Sanofi. We believe our product candidates and clinical development approach are differentiated from current immuno-oncology therapies and have the potential to significantly improve the clinical outcome for patients with cancer. The following table summarizes our current pipeline.
Our Corporate Information
We were incorporated on September 23, 1999 as a société par actions simplifiée and converted into a société anonyme, or S.A., on June 13, 2005. Our principal executive offices are located at 117, Avenue de Luminy, 13009 Marseille, France. We are registered at the Marseille Business and Company Registry (Registre du commerce et des sociétés) under the number SIREN 424 365 336 RCS Marseille. Our telephone number at our principal executive offices is +33 4 30 30 30 30. We have one wholly owned subsidiary—Innate Pharma, Inc., a Delaware corporation incorporated in 2008.

Our address in the United States is 2273 Research Boulevard, Suite 350, Rockville, MD 20850. Our website address is www.innate-pharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus, nor incorporated herein by reference.
The U.S. Securities and Exchange Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as Innate, that file electronically with the SEC.
Implications of Being an Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
•the ability to present only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced disclosure in management’s discussion and analysis of financial condition and results of operations in this prospectus or incorporated by reference;
•exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of our internal controls over financial reporting; and
•to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.
We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three year period, by our company of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (iv) December 31, 2024.
We may choose to take advantage of some, but not all, of these reduced burdens. Accordingly, the information that we provide shareholders and holders of our ADSs may be different than you might obtain from other public companies.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our Executive Board and Supervisory Board and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our members of the Executive Board or Supervisory Board are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
We have taken advantage of certain reduced reporting and other requirements in this prospectus or in documents incorporated by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies.

THE OFFERING

Securities Offered By Us
23,673,831 ADSs, each ADS representing one of our ordinary shares, having an aggregate offering price of up to $75 million and representing, together with all the other shares which have been admitted to trading on Euronext Paris on the basis of Article 1, paragraph 5.a. of EU Regulation (EU) 2017/1129 of June 14, 2017, on a 12-month rolling basis less than 20% of the total number of the Company’s securities admitted to trading on Euronext Paris.

Ordinary Shares To Be Outstanding After This Offering	Up to 103,922,205 ordinary shares, including ordinary shares represented by ADSs (as more fully described in the notes following this table), assuming sales of 23,673,831 ADSs in this offering at an offering price of $3.10 per ADS, which was the last reported sale price of our ADSs on the Nasdaq on April 21, 2022. The actual number of shares issued will vary depending on the sales prices under this offering.

Plan of Distribution	Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act from time to time through our sales agent, SVB Securities. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Purchaser Restrictions
Under the authority granted by our shareholders to conduct the offering, the ADSs that we are offering may only be purchased initially, pursuant to the 20th resolution that would be adopted by the 2022 Annual General Meeting, by “Qualified Institutional Buyers” as defined in Rule 144A under the US 1933 Securities Act, as amended (the “Securities Act”) or by “accredited investors” as defined in Regulation D under the Securities Act. If after the 2022 Annual General Meeting, we were to decide to rely instead on the aforementioned 22nd resolution that would be adopted at such meeting, the ADSs that we are offering may only be purchased initially by (i) industrial or commercial companies involved in the pharmaceutical / biotechnological sector, or (ii) investment companies or investment funds’ management companies or investment funds, governed by French or foreign law that invest on a regular basis in the pharmaceutical/biotechnological sector, or (iii) any other legal person (including a trust) or natural person that invest on a regular basis, in the pharmaceutical / biotechnological sector, meeting, in each of the cases (i) to (iii) above, the criteria for participating in an offer made pursuant to Article L. 411-2 1° of the French monetary and financial code (Code monétaire et financier) (i.e. also being Qualified Institutional Buyers or Accredited Investors as described above). In order to purchase ADSs in this offering, you will be required to execute and provide to SVB Securities an investor letter representing that you satisfy the foregoing investor criteria. In no event may issuances pursuant to the foregoing shareholder authorizations exceed the maximum number of 23,673,831 shares.

American Depositary Shares	Each ADS represents one ordinary share. The Depositary or its Custodian, or a nominee of either, will hold the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all holders and beneficial owners of ADSs issued thereunder. You should carefully read the information under the caption “Item 12. Description of Securities Other than Equity Securities—D. American Depositary Shares” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein, and the deposit agreement, which is filed as an exhibit to the registration statement pursuant to which this prospectus supplement is filed.

Depositary and Custodian	Citibank, N.A. and Citibank Europe plc, respectively.

Use of Proceeds	We currently intend to use the net proceeds from this offering to fund the research and development of our product candidates and for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Nasdaq Global Market Symbol For Our ADSs	“IPHA.”

Euronext in Paris Trading Symbol For Our Ordinary Shares	“IPH.”

Risk Factors
Before deciding whether to invest in our ADSs, you should carefully consider the risks described under “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

Except as otherwise noted, in this prospectus supplement, the number of ordinary shares that will be outstanding after this offering is based on 79,542,627 ordinary shares outstanding as of December 31, 2021 and excludes:
•242,560 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of December 31, 2021 at a weighted average exercise price of €7.87 per ordinary share;
•1,105,822 ordinary shares issuable upon the exercise of redeemable share warrants (BSAAR) outstanding as of December 31, 2021 at a weighted average exercise price of €6.92 per ordinary share;
•164,362 ordinary shares issuable upon the vesting of free shares (AGA) outstanding as of December 31, 2021;
•757,840 ordinary shares issuable upon conversion of 6,268 free preferred shares (AGAP 2016) as of December 31, 2021, assuming all performance and presence conditions are met;
•681,800 ordinary shares issuable upon definitive acquisition of 681,800 Free Performance shares 2019 as of December 31, 2021, assuming all performance and presence conditions are met;
•1,196,824 ordinary shares issuable upon definitive acquisition of 1,196,824 Free Performance shares 2020 as of December 31, 2021, assuming all performance and presence conditions are met; and
•1,629,100 ordinary shares issuable upon definitive acquisition of 1,629,100 Free Performance shares 2021 as of December 31, 2021 assuming all performance and presence conditions are met.
As of December 31, 2021, a total of 497,652 ordinary shares remaining available until May 20, 2022 for grants of free shares to our employees and executive officers pursuant to delegations of authority from our shareholders approved on May 28, 2021.
As of December 31, 2021, 23,673,831 ordinary shares remain reserved pursuant to a delegation of authority from our shareholders approved on May 19, 2020 for share capital increases by us, up to an aggregate maximum nominal amount equal to €1,183,691.55 through rights issuances, private and public offerings, including this offering.
Except as otherwise noted, the information in this prospectus supplement assumes no exercise of the warrants listed above and no expiry of the vesting period of the free shares listed above.

RISK FACTORS
An investment in our ADSs involves a high degree of risk. Prior to making a decision about investing in our ADSs, you should carefully consider the specific factors discussed below, together with all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risks, uncertainties and assumptions discussed under Item 3, “Risk Factors,” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated herein by reference, as updated by our subsequent filings. The Risk Factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, ADSs under the caption “—Risks Related to Ownership of the Company’s Ordinary Shares and the ADSs.” See “Incorporation of Information by Reference.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
Risks Related to this Offering
If you purchase ADSs in this offering, you may experience substantial and immediate dilution.
The offering price per ADS in any transaction that is a part of this offering may exceed the net tangible book value per ADS outstanding prior to this offering. Assuming that an aggregate of 24,193,548 ADSs are sold at a price of $3.10 per ADS (equivalent to aggregate gross proceeds of $75 million), which was the last reported sale price of our ADSs on April 21, 2022 on Nasdaq, then after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been $144.3 million, or $1.39 per ADS, and you would experience immediate dilution of $1.17 per ADS, representing the difference between our as adjusted net tangible book value per ADS as of December 31, 2021, after giving effect to this offering, and the assumed offering price. You will also experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding non-employee warrants or stock options to purchase ordinary shares, or if we otherwise issue additional ordinary shares or ADSs below the offering price. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”
Because the sales of ADSs offered hereby will be made at other than a fixed price, the prices at which we sell these ADSs may vary significantly. Purchasers of the ADSs we sell, as well as our existing shareholders and holders of ADSs, will experience significant dilution if we sell additional ADSs at prices significantly below the price at which they invested.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We anticipate that we will use the net proceeds from this offering to fund the research and development of our product candidates and for working capital and general corporate purposes. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in accordance with our investment policy in a manner that may not produce income or that may lose value. These investments may not yield a favorable return to our investors.
The ADSs offered hereby will be sold at other than fixed prices, and investors who buy ADSs at different times will likely pay different prices.
Because the sales of ADSs offered hereby will be made at other than fixed prices from time to time, the prices at which we sell these ADSs will vary and these variations may be significant. Investors who participate in this offering at different times will likely pay different prices. We will have discretion, subject to investor demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sale price. Investors may experience a decline in the value of their investment as a result of sales made at prices lower than the prices they paid.
The actual number of ADSs we will issue under the Sales Agreement at any one time or in total is uncertain.
We have not committed to sell, and SVB Securities has not committed to purchase or underwrite, any specific number of ADSs under the Sales Agreement. The number of ADSs that are sold in this offering will be determined by us during the pendency of the Sales Agreement based on, among other things, market conditions and the market price of our ADSs and ordinary shares. Accordingly, it is not possible to predict the number of ADSs that will ultimately be issued under the Sales Agreement, if any ADSs are issued thereunder.
Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.
Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
Existing and potential investors in our ordinary shares or ADSs may have to request the prior authorization from the French Minister of Economy prior to acquiring a significant ownership position in our ordinary shares or ADSs.
Under French law, investments of more than the threshold of 10% of the voting rights in us by certain individuals or entities, alone or in concert, in a French company deemed to be a strategic industry may be subject to prior authorization of the French Minister of Economy pursuant to the decree No. 2019-1590 pursuant to the French foreign investment regime.
On July 2, 2020, the French Minister of Economy informed us that we are subject to this regulation. As a result, investors in our ordinary shares or ADSs will have to request the prior authorization of the French Minister of Economy before acquiring our ordinary shares or ADSs if: (i) they are (a) a non-French citizen, (b) a French citizen not residing in France, (c) a non-French entity or (d) a French entity controlled by one of the aforementioned individuals or entities; and (ii) such investor (a) acquires control of us, (b) acquires all or part of one of our business lines or (c) is a non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in us.
In the context of the ongoing COVID-19 pandemic, the Decree (décret) No. 2020-892 dated July 22, 2020, as amended on December 28, 2020 by the Decree (décret) No. 2020-1729, has created until December 31, 2022 a new 10% threshold of the voting rights for the non-European investments made (i) in an entity with its registered office in France and (ii) whose shares are admitted to trading on a regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the French Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.

This request for prior authorization must be filed with the French Minister of Economy, which has 30 business days from receipt of the completed file to provide a first decision, which may (i) unconditionally authorize the investment or (ii) indicate that further examination is required. In the latter case, the French Minister of Economy must make a second decision within 45 business days from its first decision. In case of lack of response from the French Minister of Economy within the above mentioned timeframe, the authorization will be deemed refused. If the authorization is granted, it may be subject to the signature of a letter of undertaking aimed at protecting French national interests.
If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor might also be found criminally liable and might be sanctioned with a fine which cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for an entity) or €1 million (for an individual).
Moreover, any violation of this requirement may be criminally sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Failure to comply with such measures could result in significant consequences on the applicable investor. Such measures could also delay or discourage a takeover attempt, and we cannot predict whether these measures will result in a lower or more volatile market price of our ADSs or ordinary shares.
If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.
Under the United States Internal Revenue Code of 1986, as amended, or the Code, a non-U.S. corporation will be a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the quarterly weighted average value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the equity interests of another corporation or entity treated as a partnership for U.S. federal income tax purposes is treated as if it held its proportionate share of the assets and received directly its proportionate share of the income of such other entity. Based on our analysis of our income, assets, activities and market capitalization for our taxable year ended December 31, 2021, we believe that we were not a passive foreign investment company, or PFIC, for our taxable year ended December 31, 2021. However, we have not yet made any determination as to our expected PFIC status for the current year and because PFIC status is a fact specific determination that generally cannot be made until the close of the taxable year in question and the calculation of the value of our non-cash assets may be based in part on the value of our ordinary shares or ADSs, the value of which may fluctuate considerably, our PFIC status may change from year to year, it is difficult to predict whether we will be a PFIC for the current taxable year or any future year, and no assurance can be given that we will not be a PFIC for our current taxable year or any future year. Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in us being treated as a PFIC for our taxable year ended December 31, 2021 or us becoming a PFIC for our current taxable year or any future taxable years. Our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, the current, or any future taxable year.
If we are a PFIC for any taxable year during which a U.S. holder (as defined below under “Certain Income Tax Considerations—Material U.S. Federal Income Tax Considerations”) holds our ADSs, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns the ADSs, regardless of whether we continue to meet the PFIC test described above, unless the U.S. holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. holder holds our ADSs, the U.S. holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section of this prospectus titled “Certain Income Tax Considerations.”
If a U.S. holder is treated as owning at least 10% of our ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a U.S. holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our ordinary shares or ADSs, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group, if any. Our group currently includes one U.S. subsidiary and, therefore, under current law any future newly formed or acquired non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a United States shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the controlled foreign corporation rules of the Code. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our ADSs.

USE OF PROCEEDS
We may issue and sell from time to time ADSs, each ADS representing one of our ordinary shares, having aggregate gross sales proceeds of up to $75 million before payment of sales agent commissions and offering expenses payable by us. Because there is no minimum offering amount required as a condition to close any transaction as a part of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use the net proceeds from this offering, if any, primarily to fund the research and development of our product candidates and for working capital and general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with ADSs offered pursuant to this prospectus supplement for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds, in accordance with our investment policy, in short-term, investment-grade and interest-bearing securities.

DILUTION
Our net tangible book value as of December 31, 2021 was $71.6 million or $0.90 per ordinary share and per ADS. Net tangible book value per ordinary share is determined by dividing total tangible assets less total liabilities by the aggregate number of ordinary shares outstanding as of December 31, 2021.
After giving effect to the sale by us of ADSs in the aggregate amount of $75 million at an assumed offering price of $3.10 per ADS, the last reported sale price of our ADSs on Nasdaq on April 21, 2022, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $144.4 million, or $1.39 per ADS and per ordinary share. This represents an immediate increase in net tangible book value of $0.49 per ADS and per ordinary share to our existing holders and an immediate dilution of $1.71 per ADS issued to the new investors purchasing ADSs in this offering.
The following table illustrates such per ADS dilution. The information is illustrative only and will adjust based on the actual prices at which ADSs are sold, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus supplement.

Assumed Public Offering Price per ADS		$3.10
Net tangible book value per ordinary share and per ADS as of December 31, 2021	$0.90
Increase in net tangible book value per ordinary share and per ADS attributable to this offering	$0.49
As adjusted net tangible book value per ordinary share and per ADS as of December 31, 2021, after giving effect to this offering		$1.39
Dilution per ordinary share and per ADS to new investors purchasing in this offering		$1.71
To the extent that options or warrants are exercised, new options are issued under our existing or future equity incentive plans, or we issue additional ADSs or ordinary shares in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of additional equity, the issuance of these securities could result in further dilution.
Except as otherwise noted, in this prospectus supplement, the number of ordinary shares that will be outstanding after this offering is based on 79,542,627 ordinary shares outstanding as of December 31, 2021 and excludes:
•242,560 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of December 31, 2021 at a weighted average exercise price of €7.87 per ordinary share;
•1,105,822 ordinary shares issuable upon the exercise of redeemable share warrants (BSAAR) outstanding as of December 31, 2021 at a weighted average exercise price of €6.92 per ordinary share;
•164,362 ordinary shares issuable upon the vesting of free shares (AGA) outstanding as of December 31, 2021;
•757,840 ordinary shares issuable upon conversion of 6,268 free preferred shares (AGAP 2016) as of December 31, 2021, assuming all performance and presence conditions are met;
•681,800 ordinary shares issuable upon definitive acquisition of 681,800 Free Performance shares 2019 as of December 31, 2021, assuming all performance and presence conditions are met;
•1,196,824 ordinary shares issuable upon definitive acquisition of 1,196,824 Free Performance shares 2020 as of December 31, 2021, assuming all performance and presence conditions are met; and
•1,629,100 ordinary shares issuable upon definitive acquisition of 1,629,100 Free Performance shares 2021 as of December 31, 2021 assuming all performance and presence conditions are met.

As of December 31, 2021, a total of 497,652 ordinary shares remaining available until May 20, 2022 for grants of free shares to our employees and executive officers pursuant to delegations of authority from our shareholders approved on May 28, 2021.
As of December 31, 2021, 23,673,831 ordinary shares remain reserved pursuant to a delegation of authority from our shareholders approved on May 19, 2020 for share capital increases by us, up to an aggregate maximum nominal amount equal to €1,183,691.55 through rights issuances, private and public offerings, including this offering.
Except as otherwise noted, the information in this prospectus supplement assumes no exercise of the warrants listed above and no expiry of the vesting period of the free shares listed above.
Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act from time to time and, therefore, the price of any such securities sold may vary. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $3.10 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $75 million are sold during the term of the Sales Agreement at that price of $4.10 per ADS, would increase our as adjusted net tangible book value per ADS after the offering to $1.51 per ADS, which would represent an increase in net tangible book value per ADS to new investors in this offering of $2.59 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $3.10 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $75 million are sold during the term of the Sales Agreement at that price of $2.10 per ADS, would decrease our as adjusted net tangible book value per ADS after the offering to $1.27 per ADS, which would represent an increase in net tangible book value per ADS to new investors in this offering of $0.83 per ADS, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with SVB Securities, under which we may offer and sell up to $75,000,000 of our ordinary shares to be delivered in the form of ADSs from time to time through SVB Securities acting as sales agent; provided that we may not sell more than 23,673,831 ADSs pursuant to the Sales Agreement unless and until we receive additional approval by our shareholders. Sales of our ordinary shares to be delivered in the form of ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Under the authority granted by our shareholders, pursuant to the 25th resolution adopted by the 2020 Annual General Meeting and, if and when applicable, the 20th resolution that would be adopted by the 2022 Annual General Meeting, the ADSs offered in the ATM can only be offered to “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act or to “accredited investors” as defined in Regulation D under the Securities Act. If after the 2022 Annual General Meeting, we were to decide to rely instead on the 22nd resolution that would be adopted at such meeting, the ADSs offered in the ATM could only be offered to the following categories of investors: (i) industrial or commercial companies involved in the pharmaceutical / biotechnological sector, or (ii) investment companies or investment funds’ management companies or investment funds, governed by French or foreign law that invest on a regular basis in the pharmaceutical/biotechnological sector, or (iii) any other legal person (including a trust) or natural person that invest on a regular basis, in the pharmaceutical / biotechnological sector, meeting, in each of the cases (i) to (iii) above, the criteria for participating in an offer made pursuant to Article L. 411-2 1° of the French monetary and financial code (Code monétaire et financier) (i.e. also being Qualified Institutional Buyers or Accredited Investors as described above). In order to purchase ADSs in the offering, you will be required to execute and provide to SVB Securities an investor letter representing that you satisfy the foregoing investor criteria.
Each time we wish to issue and sell our ordinary shares to be delivered in the form of ADSs under the sales agreement, we will notify SVB Securities of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed SVB Securities, unless SVB Securities declines to accept the terms of such notice, SVB Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of SVB Securities under the sales agreement to sell our ordinary shares to be delivered in the form of ADSs are subject to a number of conditions that we must meet.
The settlement of sales of ordinary shares to be delivered in the form of ADSs between us and SVB Securities is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our ordinary shares to be delivered in the form of ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and SVB Securities may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay SVB Securities a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares to be delivered in the form of ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as we and SVB Securities otherwise agree, we will reimburse SVB Securities for the fees and disbursements of its counsel, payable upon execution of the sales agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to SVB Securities under the terms of the sales agreement, will be approximately $1,500,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
SVB Securities will provide written confirmation to us before the open on the Euronext Paris on the day following each day on which our ordinary shares to be delivered in the form of ADSs are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our ordinary shares to be delivered in the form of ADSs on our behalf, SVB Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of SVB Securities will be deemed to be underwriting commissions or discounts. We have agreed to indemnify SVB Securities against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments SVB Securities may be required to make in respect of such liabilities.
The offering of our ordinary shares to be delivered in the form of ADSs pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ordinary shares to be delivered in the form of ADSs subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and SVB Securities may each terminate the sales agreement at any time upon five days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a report on Form 6-K which will be incorporated by reference herein.
SVB Securities and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, SVB Securities may actively trade our securities for its own account or for the accounts of customers, and, accordingly, SVB Securities may at any time hold long or short positions in such securities.
The prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by SVB Securities, and SVB Securities may distribute this prospectus supplement and the accompanying base prospectus electronically.
The address of SVB Securities LLC is 1301 Avenue of the Americas, 12th Floor, New York, New York 10019.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our By-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our By-laws, copies of which have been filed with the SEC. Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See the description under the caption “Item 12. Description of Securities Other than Equity Securities—D. American Depositary Shares” of our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein.
General
The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein.
As of December 31, 2021, our outstanding share capital consisted of a total of 79,542,627 ordinary shares with a nominal value of €0.05 per share and 14,095 preferred shares (6,514 “2016” free preferred shares and 7,581 “2017” free preferred shares) with a nominal value of €0.05 per share. As of December 31, 2021, we had the following equity warrants, redeemable share subscription warrants, and free shares and convertible preferred shares outstanding:
•242,560 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of December 31, 2021 at a weighted average exercise price of €7.87 per ordinary share;
•1,105,822 ordinary shares issuable upon the exercise of redeemable share warrants (BSAAR) outstanding as of December 31, 2021 at a weighted average exercise price of €6.92 per ordinary share;
•164,362 ordinary shares issuable upon the vesting of free shares (AGA) outstanding as of December 31, 2021;
•757,840 ordinary shares issuable upon conversion of 6,268 free preferred shares (AGAP 2016) as of December 31, 2021, assuming all performance and presence conditions are met;
•681,800 ordinary shares issuable upon definitive acquisition of 681,800 Free Performance shares 2019 as of December 31, 2021, assuming all performance and presence conditions are met;
•1,196,824 ordinary shares issuable upon definitive acquisition of 1,196,824 Free Performance shares 2020 as of December 31, 2021, assuming all performance and presence conditions are met; and
•1,629,100 ordinary shares issuable upon definitive acquisition of 1,629,100 Free Performance shares 2021 as of December 31, 2021 assuming all performance and presence conditions are met.
Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding ordinary shares, as well as all potential ordinary shares which may be issued upon exercise of outstanding equity warrants and redeemable share subscription warrants and following the vesting of free shares, as approved by our shareholders and granted by our Executive Board.
As of March 31, 2022, our share capital as set forth in our bylaws is €3,987,137.60, representing 79,728,657 ordinary shares with a nominal value of €0.05 per share and 14,095 preferred shares (6,514 “2016” free preferred shares and 7,581 “2017” free preferred shares) with a nominal value of €0.05. An increase of our share capital may only be approved by an extraordinary meeting of shareholders or as delegated to the Executive Board by an extraordinary meeting of shareholders.

Reconciliation of the Number of Ordinary Shares Outstanding through December 31, 2021

Ordinary Shares
Ordinary Shares outstanding at December 31, 2019	78,811,114
Number of ordinary shares issued with the vesting of free shares	175,376
Ordinary Shares outstanding at December 31, 2020	78,986,490
Number of ordinary shares issued	556,137
Ordinary Shares outstanding at December 31, 2021	79,542,627
Shareholder Authorizations Regarding Share Capital
At a general meeting of shareholders held on May 19, 2020, our board of directors received the following authorizations from shareholders:
•authorization granted to allocate share subscription and/or share purchase options for the benefit of employees of the subsidiary of the Company, Innate Pharma Inc;
•authorization granted to allocate existing or new free shares for the benefit of employed members of the Executive Committee, employed senior executives and/or corporate officers of the Company or its subsidiary as part of their variable annual compensation;
•authorization granted to allocate existing or new free shares on the basis of the performance criteria for the benefit of executive officers, employed members of the Executive Committee, employed senior executives and/or corporate officers of the Company or its subsidiary;
•authorization granted to allocate existing or new free shares on the basis of the performance criteria for the benefit of employees of the Company or its subsidiary;
•delegation of authority for the purpose of issuing ordinary Company shares and/or of securities giving access to the share capital of the Company, with shareholders’ preferential subscription rights;
•delegation of authority for the purpose of issuing ordinary Company shares and/or of securities giving access to the share capital of the Company, without shareholders’ preferential subscription rights, through a public offering;
•delegation of authority for the purpose of issuing, without shareholders’ preferential subscription rights, ordinary shares of the Company and/or securities giving access to the share capital of the Company, through an offering referred to in paragraph 1° of Article L.411-2 of the French Monetary and Financial Code;
•delegation of authority for the purpose of issuing of ordinary Company shares and /or of securities giving access to the share capital of the Company, without shareholders’ preferential subscription rights and reserved for certain categories of investors;
•authorization granted to increase of 15% the number of securities to be issued in the event of a share capital increase with or without shareholders’ preferential subscription rights;
•delegation of authority for the purpose of issuing ordinary shares and/or securities giving access to the share capital of the Company, as compensation for contributions in kind comprised of equity securities or securities giving access to the share capital;
•delegation of authority for the purpose of issuing ordinary shares and/or securities giving access to the share capital of the Company, in the event of a public exchange offer initiated by the Company;
•delegation of authority for the purpose of issuing ordinary shares and/or securities giving access to the share capital of the Company for the benefit of the members of a company savings plan; and

•delegation of power granted for the purpose of cancelling all or part of the treasury shares of the Company, acquired pursuant to the authorization to repurchase shares .
History of Securities Issuances
From January 1, 2019 through March 31, 2022, the following events have changed the number of our issued and outstanding ordinary shares:
•On April 18, 2019, we issued an aggregate of 111,250 ordinary shares and 7,581 preferred shares to employees and executive managers in connection with the exercise of redeemable share warrants and the vesting of free shares (AGA 2017-1 and AGAP 2017-1), for aggregate gross proceeds of €5,941.55.
•On July 3, 2019, we allocated an aggregate of 57,376 bonus free shares (AGA Bonus 2019-1) to executive managers.
•On July 17, 2019, we issued an aggregate of 66,559 ordinary shares to executive managers in connection with the vesting of free shares (AGA Bonus 2018-1) for aggregate gross proceeds of €3,327.95.
•On July 17, 2019, we issued an aggregate of 25,000 ordinary shares to a supervisory board member in connection with the exercise of share warrants (BSA), for aggregate gross proceeds of €44,250.00.
•On October 29, 2019, we issued an aggregate of 50,000 ordinary shares to an executive manager in connection with the vesting of free shares (AGA Dirigeants 2016-1) for an aggregate gross proceeds of €2,500.
•On November 4, 2019, we issued an aggregate of 546,700 performance free shares (AGA Performance 2019-1) to employees.
•On November 4, 2019, we issued an aggregate of 355,000 performance free shares (AGA Performance 2019-1) to executive managers.
•On January 27, 2020, we issued an aggregate of 250,000 ordinary shares to an executive manager in connection with the vesting of free shares (AGA Dirigeants 2016-2) for an aggregate gross proceeds of €12,500.
•On January 27, 2020, we issued an aggregate of 1,500 ordinary shares to an employee in connection with the exercise of share warrants (BSAAR) for an aggregate gross proceeds of €3,060.
•On January 27, 2020, we issued an aggregate of 650 ordinary shares to an employee in connection with the conversion of preferred shares (AGAP 2016-1) for an aggregate gross proceeds of €32.5.
•On January, 28, 2020, we issued an aggregate of 85,650 ordinary shares to employees in connection with the vesting of free shares (AGA Salariés 2018-1) for an aggregate gross proceeds of €4,282.5.
•On July 13, 2020, we allocated an aggregate of 79,861 bonus free shares (AGA Bonus 2020-1) to executive managers.
•On July 13, 2020, we issued an aggregate of 57,376 ordinary shares to executive managers in connection with the vesting of free shares (AGA Bonus 2019-1) for aggregate gross proceeds of €2,868.80.
•On July 13, 2020, we issued an aggregate of 25,000 ordinary shares to a supervisory board member in connection with the exercise of share warrants (BSA), for aggregate gross proceeds of €44,250.00.
•On July 21, 2020, we issued an aggregate of 102,000 performance free shares (SO 2020-1) to employees.
•On August 5, 2020, we issued an aggregate of 766,650 performance free shares (AGA Performance 2020-1) to employees.

•On August 5, 2020, we issued an aggregate of 710,000 performance free shares (AGA Performance 2020-1) to executive managers.
•On January 20, 2021, we issued an aggregate of 5,850 ordinary shares to an employee in connection with the conversion of preferred shares (AGAP 2016-1) for an aggregate gross proceeds of €290.25.
•On July 19, 2021, we issued an aggregate of 11,050 ordinary shares to an employee in connection with the conversion of preferred shares (AGAP 2016-1) for an aggregate gross proceeds of €548.25.
•On July 19, 2021, we issued an aggregate of 30,000 ordinary shares to an employee in connection with the exercise of share warrants (BSAAR) for an aggregate gross proceeds of €61,200.
•On July 22, 2021, we allocated an aggregate of 125,748 bonus free shares (AGA Bonus 2021-1) to executive managers.
•On July 22, 2021, we issued an aggregate of 48,362 ordinary shares to executive managers in connection with the vesting of free shares (AGA Bonus 2020-1) for aggregate gross proceeds of €2,418.10.
•On July 22, 2021, we issued an aggregate of 4,440 ordinary shares to a supervisory board member in connection with the exercise of share warrants (BSA), for aggregate gross proceeds of €7,858.80.
•On October 1, 2021, we issued an aggregate of 1,066,600 performance free shares (AGA Performance 2021-1) to employees.
•On October 1, 2021, we issued an aggregate of 610,000 performance free shares (AGA Performance 2021-1) to executive managers.
•On January 3, 2022, we issued an aggregate of 36,660 ordinary shares to an employee in connection with the conversion of preferred shares (AGAP 2016-1) for an aggregate gross proceeds of €1,818.90.
•On January 3, 2022, we issued an aggregate of 200,000 ordinary shares to the President of the Supervisory Board in connection with the exercise of share warrants (BSAAR) for an aggregate gross proceeds of €408,000.
•On January 3, 2022, we issued an aggregate of 12,500 ordinary shares to a supervisory board member in connection with the exercise of share warrants (BSA), for aggregate gross proceeds of €22,125.00.
•On January 3, 2022, we allocated an aggregate of 213,125 bonus free shares (AGA Performance 2018) to employees and executive managers.
•On February 14, 2022, we issued an aggregate of 750 ordinary shares to an employee in connection with the exercise of share warrants (BSAAR) for an aggregate gross proceeds of €1,530.00.
•On February 14, 2022, we issued an aggregate of 185,280 ordinary shares to our employees in connection with the Company’s savings plan for an aggregate gross proceeds of €189,912.
•From January 1, 2019 through March 31, 2022, an aggregate of 232,250 redeemable share warrants (BSAAR) were exercised at prices ranging from €2.04 to €7.20 per ordinary share. Pursuant to these exercises, we issued an aggregate of 232,250 ordinary shares.
•From January 1, 2019 through March 31, 2022, an aggregate of 66,940 share warrants (BSA) were exercised at prices ranging from €1.77 to €8.65 per ordinary share. Pursuant to these exercises, we issued an aggregate of 466,140 ordinary shares.
•From January 1, 2019 through March 31, 2022, an aggregate of 14,512 free preferred shares (AGAP) were vested. Pursuant to these free preferred shares vesting, we issued an aggregate of 6,514 preferred shares 2016 and 7,581 preferred shares 2017.

•From January 1, 2019 through March 31, 2022, an aggregate of 3,678,354 free shares (AGA) were vested. Pursuant to these free shares vesting, we issued an aggregate of 1,802,348 ordinary shares.
Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares
The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws, a copy of which has been filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein.
Business Purpose (Article 4 of the Bylaws)
Our business purpose, directly or indirectly, in France or other countries is to:
•perform, for our self or on behalf of third parties, any and all operations involving research, development, studies, perfecting of production processes and marketing products of pharmaceutical interest;
•register or grant any patents or licenses relating directly or indirectly to our business; and
•more generally, perform any operation of any kind, whether economic, legal, financial, civil or commercial, which may be directly or indirectly related to our business purpose or any similar, associated or complementary purpose.
Executive Board (Articles 14 to 16 of the Bylaws)
The Executive Board is responsible for our management and is composed of a minimum of two members and a maximum of five members who perform their duties under the supervision of the Supervisory Board.
Members of the Executive Board
The members of the Executive Board are appointed or have their appointments renewed by the Supervisory Board. The members of the Executive Board must be individuals. They are not required to be shareholders. They may be French citizens or citizens of other countries. Members of the Executive Board cannot be members of the Supervisory Board.
The maximum age for being a member of the Executive Board and the limitations on having such an appointment concurrently with an appointment in another company are subject to the applicable legal and regulatory provisions.
The term of office for the members of the Executive Board is three years and may be renewed. If there is a vacancy, the Supervisory Board must fill the vacancy within two months. The replacement is appointed for the time remaining until the Executive Board is up for renewal.
The members of the Executive Board may be removed from office, with or without cause and without notice, by the Supervisory Board or at any General Meeting of shareholders, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.
Chairman of the Executive Board
The Supervisory Board elects a Chairman from among the members of the Executive Board to serve for the duration of his appointment as a member of the Executive Board. The Chairman of the Executive Board represents us in our relations with third parties.
The Supervisory Board may assign this power of representation to one or more other members of the Executive Board. Assignees have the title of General Manager.

Meetings and Powers of the Executive Board
The Executive Board meets as often as is in our interest, but at least once per quarter. Meetings are called by the Chairman or a member of the Executive Board appointed for this purpose.
At least three-quarters of the members of the Executive Board must be effectively present to constitute a quorum and decisions are made by a majority of the members of the Executive Board present or represented. Each member has one vote. In case of equality of expressed votes either in favour or against a decision (abstentions are not taken into account), the Chairman of the Executive Board has a casting vote.
The Executive Board has broad power to act under all circumstances on our behalf. It exercises this power within the limits of our business purpose and subject to any powers expressly given to the Supervisory Board and Shareholders’ Meetings by law and according to our bylaws, and abiding by any restrictions on powers decided by the Supervisory Board. There are currently no limits imposed on the amounts of loans or borrowings that the Executive Board may approve.
Compensation of the Executive Board
The method and amount of compensation for each member of the Executive Board is determined by the Supervisory Board when appointing such member.
Supervisory Board (Articles 17 to 21 of the Bylaws)
Members of the Supervisory Board
The Executive Board is supervised by a Supervisory Board made up of a minimum of three members and a maximum of eighteen. The members of the Supervisory Board are appointed for a renewable term of two years at the General Meeting of shareholders, which may revoke their appointments at any time. The appointees are selected from among the shareholders and may be individuals or companies. Each member must own at least one of our ordinary shares for the entire term of the appointment. Members of the Supervisory Board cannot be members of the Executive Board.
The number of members of the Supervisory Board who have reached the age of seventy years cannot be higher than a third of the members of the Supervisory Board. If the age limitation is exceeded, the eldest member is deemed to have resigned automatically.
Chairman of the Supervisory Board
The Supervisory Board appoints from its members who are individuals a Chairman and a Vice-Chairman, who are in charge of convening the Supervisory Board and leading the debates.
In a report to the General Meeting of shareholders attached to the Executive Board’s Management Report, the Chairman of the Supervisory Board reports on the conditions for preparing and organizing the work of the Supervisory Board as well as the internal control procedures set up by us.
Meetings and Powers of the Supervisory Board
The Supervisory Board meets as often as is in our interests but least once per quarter. Meetings are called by the Chairman or Vice-Chairman, or by a member of the Executive Board or one-third of the members of the Supervisory Board, under the circumstances and according to the conditions set forth in the bylaws.
At least half of the members of the Supervisory Board must be present to constitute a quorum and decisions are made by a majority of the members of the Supervisory Board present or represented, it being specified that in a case of a split-vote, the Chairman of the Supervisory Board shall have the deciding vote.
The Supervisory Board exercises permanent control over our management by the Executive Board and the powers explicitly conferred on it by the French laws. It alone has the authority to authorize certain significant transactions.

Under French law, any agreement entered into, directly or through an intermediary, between us and one of the members of the Executive Board or Supervisory Board, or a shareholder that holds over 10% of the voting rights, or, if such shareholder is a company, the controlling company thereof, must be subject to prior authorization from the Supervisory Board. The interested member cannot vote on such decision. The same applies to agreements in which a person referred above has an indirect interest. Such prior authorization also applies to agreements between us and another company if one of the members of our Executive Board or Supervisory Board is the owner, a partner with unlimited liability, manager, director, managing director, member of the Executive Board or of the Supervisory Board, or, in a general manner is in a position of responsibility within the other company. These provisions are not applicable to agreements concerning day-to-day operations entered into under normal conditions.
Compensation of the Supervisory Board
Compensation for attendance at board meetings (jetons de présence) is determined at the annual ordinary General Meeting. The General Meeting of shareholders may allocate an annual fixed sum and our Supervisory Board allocates this sum among its members as it sees fit. In addition, the Supervisory Board may allocate exceptional compensation (rémunération exceptionnelle) for missions or mandates entrusted to its members; in this case, this remuneration is subject to the provisions regarding related-parties agreements.
Committees
The Supervisory Board may decide to establish committees responsible for reviewing matters which the Supervisory Board or its Chairman wish to submit to them for examination and advice.
Shareholders’ Censors (Article 23 of the Bylaws)
At the General Meeting of shareholders, one or more shareholders’ observers may be appointed, at the discretion of the shareholders for a term of office expiring at the shareholders meeting convened to decide on the financial statements for the preceding financial year after the first anniversary date of their appointment. Shareholders’ observers may be individuals or companies and are not required to be shareholders.
The observers attend all Supervisory Board meetings, with the right to speak but not to vote. They hold the same information and communication rights than the Supervisory Board’s members and they are bound to the same confidentiality obligations.
Rights and Obligations Attached to Ordinary Shares (Articles 12 and 41 of the Bylaws)
Each of our ordinary shares gives the right to a share of the profits and assets in proportion to the amount of capital it represents. It also gives the right to vote and be represented in the General Meeting of shareholders under the conditions set forth by the law and the bylaws.
If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our ordinary shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of ordinary shares respectively held by them, taking into account, where applicable, of the rights attached to ordinary shares of different classes.
Shareholders are liable for corporate liabilities only up to the par value of the ordinary shares they hold; they are not liable to further capital calls.
We have not issued any ordinary shares giving holders privileged rights compared to those attached to other ordinary shares. See the section of this prospectus titled “Management—Equity Incentives” for a description of the Free Preferred Shares (AGAP) granted to the company’s management and employees.
Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Voting Rights (Article 12 of the Bylaws)
The voting rights attached to the ordinary shares are in proportion to the amount of capital they represent and each share gives the right to one vote. There is no double voting right attached to the ordinary shares. The ownership of a share implies, ipso facto, the acceptance of our bylaws and any decision of our shareholders.
Under French law, treasury shares or ordinary shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.
They is no limitation on voting rights in our bylaws nor limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.
Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founders’ warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.
Dividends (Article 41 of the Bylaws)
We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting.
“Distributable Profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts. Pursuant to French law, we must allocate at least 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.
Dividends are distributed to shareholders pro rata according to their respective holdings of ordinary shares. In the case of interim dividends, distributions are made to shareholders on the date set by our Executive Board during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our Executive Board in the absence of such a decision by the shareholders. Shareholders that own ordinary shares on the actual payment date are entitled to the dividend.
Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.
Shareholders may be granted an option to receive dividends in cash or in ordinary shares, in accordance with legal conditions.
Change in Share Capital (Article 7 of the Bylaws)
Any change to the capital or the rights attached to the ordinary shares is subject to legal provisions, as our bylaws do not set forth any particular requirements.
Increase in Share Capital
Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our Executive Board. The shareholders may delegate to our Executive Board either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.
Increases in our share capital may be effected by:
•issuing additional shares;
•increasing the nominal value of existing shares;
•creating a new class of equity securities (preference shares); and
•exercising the rights attached to securities giving access to the share capital.
Increases in share capital by issuing additional securities may be effected through one or a combination of the following issuances:
•in consideration for cash;
•in consideration for assets contributed in kind;
•through an exchange offer or merger;
•by conversion of previously issued debt instruments;
•by exercise of the rights attached to securities giving access to the share capital;
•by capitalization of profits, reserves or share premium; and
•subject to certain conditions, by way of offset against debt incurred by us.
Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the nominal value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.
Reduction in Share Capital
Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our Executive Board. The share capital may be reduced either by decreasing the nominal value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise, depending on the contemplated operations.
Preferential Subscription Rights
According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. Pursuant to French law, the preferential subscription rights are transferable during a period equivalent to the subscription period relating to a particular offering but starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.
The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder.

Our Executive Board and our independent statutory auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.
Form, Holding and Transfer of Shares (Articles 9 and 10 of the Bylaws)
Form of Shares
The ordinary shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice. The Free Preferred Shares (AGAP) are nominative.
Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our Shares, the information referred to in Article L. 228-2 of the French Commercial Code. Thus, we are, in particular and at any time, entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of holders of securities conferring immediate or long-term voting rights at its shareholders’ meeting and the amount of securities owned by each of them and, where applicable, the restrictions that the securities could be affected by.
Holding of Shares
In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.
Ownership of Shares by Non-French Persons
See “Limitations Affecting Shareholders of a French Company.”
Assignment and Transfer of Shares
Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.
Repurchase and Redemption of Ordinary Shares
Under French law, we may acquire our own ordinary shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation 596/2014 of April 16, 2014 and its delegated regulations, or MAR, provides for safe harbor exemptions when the acquisition is made (i) under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 225-209 of the French Commercial Code and with the General Regulations of the French Financial Markets Authority, or AMF and (ii) for the following purposes:
•to decrease our share capital, with the approval of the shareholders at an extraordinary general meeting; in this case, the ordinary shares repurchased must be cancelled within one month from the expiry of the purchase offer;
•to meet obligations arising from debt securities that are exchangeable into equity instruments;
•to provide ordinary shares for distribution to employees or managers under a profit-sharing, free share or share option plan; or
•we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the General Regulations of, and market practices accepted by, the AMF.
All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under MAR and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.
No such repurchase of ordinary shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Ordinary shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.
Sinking Fund Provisions
Our bylaws do not provide for any sinking fund provisions.
General Meeting of Shareholders (Articles 26 to 37 of the Bylaws)
Calling Meetings and Conditions for Admission (Articles 27 to 30 of the Bylaws)
General Meetings of shareholders are called by the Executive Board, or failing that, by the Supervisory Board. They can also be called by the auditor(s) or an officer appointed by a court upon request, by any interested party or by the Works Council in an emergency, by one or more shareholders holding at least five percent of the ordinary shares or by an association of our shareholders. Meetings are held at our registered offices or at any other location indicated in the convening notice.
The meeting is published in the French Bulletin of Mandatory Legal Notices (Bulletin des Annonces Légales Obligatoires or BALO) at least 35 days prior to the date of a General Meeting of shareholders. In addition to the information concerning us, the notice indicates in particular the agenda of the General Meeting of shareholders and the draft resolutions that will be presented.
In the 21 days preceding the meeting, we will publish the information and documents relating to the meeting on our web site.
The General Meeting of shareholders must be announced at least 15 days beforehand, by a notice placed in a journal that publishes legal announcements in the department where the headquarters are located, and in the BALO. Holders of registered ordinary shares who have owned them for at least one month as of the date on which the latest notice is published receive individual notices. When a General Meeting of shareholders is unable to take action because the requisite quorum is not present, a second meeting is called at least ten days in advance using the same procedure as the first one.
The General Meeting of shareholders may only take action on items on the agenda. However, it may dismiss and replace one or more members of the Supervisory Boards at any time. The General Meeting may also dismiss the members of the Executive Board. One or more shareholders representing at least the percentage of share capital fixed by law, and acting according to the legally required conditions and deadlines, are allowed to request that items and/or draft resolutions be added to the agenda of the General Meeting of shareholders.
Each shareholder has the right to attend the meetings and take part in deliberation (i) personally; (ii) by granting proxy to another shareholder, his or her spouse or partner in a civil union or any other natural or legal person of his or her choice; (iii) by sending a proxy to the company without indication of the beneficiary; (iv) by voting by correspondence; or (v) by videoconference or another means of telecommunication, including internet, in accordance with applicable laws and regulations that allow identification; by presenting proof of identity and ownership of ordinary shares, subject to:
•for holders of registered ordinary shares, an entry in the shareholder registry at least two business days before the General Meeting of shareholders; and

•for holders of bearer ordinary shares, filing, under the conditions provided by law, of a certificate of participation issued by an authorized intermediary two days before the date of the General Meeting of shareholders.
The final date for returning voting ballots by correspondence is set by the Executive Board and disclosed in the notice of meeting published in the BALO. This date cannot be earlier than three days prior to the meeting as provided in the bylaws.
A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes held in the voting by correspondence form.
A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting, for two meetings (an ordinary and an extraordinary meeting convened for the same day or within 15 days) or for successive meetings convened with the same agenda.
A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.
Our Bylaws and French Corporate Law Contain Provisions that May Delay or Discourage a Takeover Attempt
Provisions contained in our bylaws and French corporate law could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of our bylaws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:
•under French law, the owner of 90% of the share capital or voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the European Economic Area, or EEA, Agreement, including from the main French stock exchange, has the right to force out minority shareholders following a tender offer made to all shareholders;
•under French law, a non-resident of France as well as any French entity controlled by non-residents of France may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. See ‘‘Limitations Affecting Shareholders of a French Company’’;
•under French law, certain investments in a French company relating to certain strategic industries by individuals or entities not residents in a Member State of the EU are subject to prior authorization of the Ministry of Economy. See ‘‘Limitations Affecting Shareholders of a French Company;’’
•a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our Executive Board as well as a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting;

•a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;
•under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;
•our shareholders may grant in the future our Executive Board broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our ordinary shares;
•our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;
•our Supervisory Board appoints the members of the Executive Board and shall fill any vacancy within two months;
•our Supervisory Board has the right to appoint members of the Supervisory Board to fill a vacancy created by the resignation or death of a member of the Supervisory Board for the remaining duration of such member’s term of office, and subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our Supervisory Board;
•our Executive Board can be convened by the chairman of the Executive Board or other members of the Executive Board delegated for this purpose;
•our Supervisory Board can be convened by the chairman or the vice-chairman of the Supervisory Board. A member of the Executive Board or one-third of the members of the Supervisory Board may send a written request to the chairman to convene the Supervisory Board. If the chairman does not convene the Supervisory Board 15 days following the receipt of such request, the authors of the request may themselves convene the Supervisory Board;
•our Supervisory Board meetings can only be regularly held if at least half of its members attend either physically or by way of videoconference or teleconference enabling the members’ identification and ensuring their effective participation in the Supervisory Board’s decisions;
•approval of at least a majority of the votes held by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove members of the Executive Board and/or members of the Supervisory Board with or without cause;
•the crossing of certain ownership thresholds has to be disclosed and can impose certain obligations; see the section of this prospectus titled “Description of Share Capital–Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares;”
•advance notice is required for nominations to the Supervisory Board or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a member of the Supervisory Board can be proposed at any shareholders’ meeting without notice;
•transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with the Market Abuse Regulation 596/2014 of April 16, 2014; and
•pursuant to French law, our bylaws, including the sections relating to the number of members of the Executive and Supervisory Boards, and election and removal of members of the Executive and Supervisory Boards from office may only be modified by a resolution adopted by two-thirds of the votes of our shareholders present, represented by a proxy or voting by mail at the meeting.

Shareholder Identification (Article 9 of the Bylaws)
Ordinary Shares may be registered or bearer ordinary shares, at the option of the shareholder, subject to the applicable legal requirements.
To identify the holders of bearer ordinary shares, we are authorized to ask in accordance with current legal and regulatory requirements, the central depositary that maintains the records of the issue of these ordinary shares, in exchange for a fee, for the holders’ name or business name, year of birth or year of incorporation, address and nationality, e-mail address, number of securities held giving immediate or future access to the capital and any restrictions to which the securities are subject.
Modification of the Bylaws (Article 36 of the Bylaws)
Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Decisions are made by a two-thirds majority of the votes held by the shareholders present, represented by proxy, or voting by mail.
Crossing the Threshold Set in the Bylaws (Article 11 of the Bylaws)
Without prejudice to the legal or regulatory stipulations, any natural person or legal entity who goes above or below, directly or indirectly, acting alone or in concert (de concert), a percentage of the share capital or voting rights equal to or higher than 1% or a multiple of this percentage, must inform us of the total number of ordinary shares, voting rights and securities giving access to capital or voting rights that it, he or she owns immediately or eventually, within five trading days of the date on which such ownership threshold is crossed.
If shareholders fail to comply with these obligations, shares or voting rights exceeding the fraction that should have been declared are deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the Commercial Code, if the failure to declare has been determined and one or several shareholders holding at least 5% of the capital make a request thereof, as recorded in the minutes of the General Meeting.
These requirements are without prejudice to the threshold crossing declarations provided for under French law in Articles L. 233-7, L. 233-9 and L. 233-10 of the French Commercial Code, which impose a declaration to us and to the French Financial Markets Authority (AMF) upon crossing of the following thresholds in share capital or voting rights no later than the fourth trading day following the crossing: 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95%.
Furthermore, any shareholder crossing, alone or acting in concert, these 10%, 15%, 20% or 25% thresholds shall file a declaration pursuant to which it shall set out its intention for the following 6 months, including notably whether it intends to continue acquiring shares of the company or to acquire control over the company and its intended strategy for the company.
In addition, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases their holding of capital or voting rights by at least 1% of the company’s capital or voting rights, shall file a mandatory public tender offer.
Securities Exercisable for Ordinary Shares
Equity Incentives
See the section of this prospectus titled “Management—Equity Incentives” for a description of securities granted by our Executive Board to our members of Executive Board and of Supervisory Board, employees and consultants.

Differences in Corporate Law
The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

	France	Delaware

Number of the members of the Executive Board and of the Supervisory Board
Under French law, a société anonyme à directoire et conseil de surveillance must have at least three and may have up to eighteen members of the Supervisory Board. The number of members of the Executive Board can be raised to seven if the company is listed on a regulated exchange. Otherwise, such number cannot be greater than five. In addition, the composition of the Executive Board endeavors to seek a balanced representation of women and men. The number of members of the Executive Board and of the Supervisory Board is fixed by or in the manner provided in the bylaws. Since January 1, 2017, the number of members of the Supervisory Board of each gender may not be less than 40%. Any appointment made in violation of this limit that is not remedied will be null and void as well as the deliberations taken by the Supervisory Board member irregularly appointed. The members of the Supervisory Board are appointed at the shareholders’ general meetings.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the certificate of incorporation or, if the certificate is silent, in the bylaws.

Members of the Executive Board and of the Supervisory Board Qualifications	Under French law, a corporation may prescribe qualifications for the members of the Executive Board and of the Supervisory Board under its bylaws. In addition, under French law, members of a supervisory board of a corporation may be legal entities (with the exception of the chairman of the supervisory board), and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the supervisory board.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.

	France	Delaware
Removal of members of the Executive Board and of the Supervisory Board
Under French law, the members of the Executive Board and of the Supervisory Board may be removed from office, with or without cause and without notice, at any shareholders’ meeting, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy. In addition, the members of the Executive Board may be removed by the Supervisory Board if provided in the bylaws. Our bylaws provide this possibility.

Under Delaware law, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, unless otherwise provided in the certificate of incorporation, stockholders may effect such removal only for cause.

Vacancies on the Executive Board and on the Supervisory Board	Under French law, vacancies on the Executive Board resulting from death or a resignation have to be filled by the Supervisory Board within two months. Vacancies on the Supervisory Board resulting from death or a resignation, may be filled by the remaining members of the Supervisory Board pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, unless otherwise provided in the certificate of incorporation, may be filled by a majority of the remaining directors.

Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the Executive Board and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be provided by the certificate of incorporation or by the bylaws, or by the board of directors if neither the certificate of incorporation or the bylaws so provide.

General Meeting
Under French law, general meetings of the shareholders may be called by the Executive Board or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the Executive Board or the relevant person. General meetings of the shareholders may also be called by the Supervisory Board.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

	France	Delaware
Notice of General Meetings
A first convening notice is published in the French Bulletin of Mandatory Legal Notices (BALO) at least 35 days prior to a meeting and made available on the website of the company at least 21 days prior to the meeting. Subject to special legal provisions, the meeting notice is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin (journal d’annonces légales) of the registered office department and in the BALO. Further, the holders of registered ordinary shares for at least a month at the time of the latest of the insertions of the notice of meeting shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The convening notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Commerce and Companies (registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date determining notice and, in the case of a special meeting, purpose or purposes for which the meeting is called.

	France	Delaware
Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to another shareholder, his/her spouse, his/her partner with whom he/she has entered into a civil union or to any natural or legal person of his/her choice; or (iii) by sending a proxy to the company without indication of the beneficiary (in which case, such proxy shall be cast in favor of the resolutions supported by the Executive Board), or (iv) by voting by correspondence, or (v) by video conference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting, for two meetings (an ordinary and an extraordinary meeting convened for the same day or within 15 days) or for successive meetings convened with the same agenda.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Shareholder Action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.

	France	Delaware
Preemptive Rights
Under French law, in case of issuance of additional ordinary shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.
Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

Sources of Dividends
Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law. “Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.
“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their ordinary shares for their subscription that the shareholders decide to make available for distribution.
Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.
Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus as defined in and computed in accordance with Delaware law or (2) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

	France	Delaware
Repurchase of Shares
Under French law, a corporation may acquire its own ordinary shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation 596/2014 of April 16, 2014 provides for safe harbor exemptions when the acquisition is made for the following purposes:
•  to decrease its share capital, with the approval of the shareholders at the extraordinary general meeting;
•  to meet obligations arising from debt securities that are exchangeable into equity instruments; or
•  with a view to distributing the relevant shares to employees or managers under a profit-sharing, restricted free share or share option plan.
All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.
Under the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.
No such repurchase of ordinary shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.
Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	France	Delaware
Liability of members of the Executive Board and of the Supervisory Board	Under French law, the bylaws may not include any provisions limiting the liability of members of the Executive Board. Civil liabilities of the members of the Executive Board and of the Supervisory Board may be sought for (1) an infringement of laws and regulations applicable to a company, (2) breach of the bylaws and (3) management failure. Civil liabilities of the members of the Supervisory Board may be sought for the infractions committed by the members of the Executive Board if, by knowing it, they did not reveal it to the shareholders’ meeting.
Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or
•any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the bylaws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. As from April 2016, double voting rights are automatically granted to the shares held in registered form for more than two years, unless provided otherwise in the bylaws. Our bylaws provide that double voting rights are not applicable to our shareholders.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions
Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:
•the approval of the Executive Board; and
•approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-European Union company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the Executive Board authority to decide a merger-absorption or to determine the terms and conditions of the merger plan).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
• the approval of the board of directors; and
• approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

	France	Delaware
Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote as stated above.
Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock.
Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of a merger or consolidation requires the holders to accept for their shares anything other than:
•shares of stock of the surviving corporation;
•shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;
•cash in lieu of fractional shares of the stock described in the two preceding bullet points; or
•any combination of the above.
In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for members of the Executive Board and of the Supervisory Board
French law does not contain specific provisions setting forth the standard of conduct of a member of the Executive Board and of the Supervisory Board. However, members of the Executive Board and of the Supervisory Board have a duty to act without self-interest, on a well informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social). In addition, members of the Executive Board shall take into account social and environmental issues arising out of the Company’s activity.
Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

	France	Delaware
Shareholder Suits
French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the Executive Board (but not from the Supervisory Board) of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders.
The plaintiff must remain a shareholder through the duration of the legal action.
There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.
A shareholder may alternatively or cumulatively bring individual legal action against the members of the Executive Board only, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
•state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or
• state the reasons for not making the effort.
Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation
Under French law, corporations are not required to file a certificate of incorporation with the French Registry of Commerce and Companies (registre du commerce et des sociétés) and only have bylaws (statuts) as organizational documents.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:
•its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and
• the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.
Listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “IPHA.” Our ordinary shares are listed on Euronext Paris under the symbol “IPH.”

Transfer Agent and Registrar
The transfer agent and registrar for our ADSs is Citibank, N.A. Our share register for our ordinary shares is maintained by Société Générale Securities Services. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees are the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY
Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our bylaws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote ordinary shares.
However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of the share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years’ imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity. Moreover, certain foreign investments in companies incorporated under French laws are subject to the prior authorization from the French Minister of the Economy, where all or part of the target’s business and activity relate to a strategic sector, such as energy, transportation, public health, telecommunications.
The Decree (arrêté) of April 27, 2020 extended the list of sectors subject to prior approval to include biotechnologies now covered under article R. 151-3 III° 1° of the French Monetary and Financial Code, under which investments are defined as (i) the acquisition of control—within the meaning of Article L. 233-3 of the French Commercial Code—of a company that has its registered office in France, (ii) the acquisition of all or part of a line of business of a company that has its registered office in France, or (iii) the acquisition of more than 25% of the shares or voting rights of a company that has its registered office in France.
In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020 (as modified by the Decree (décret) n°2020-1729 dated December 28, 2020) has supplemented the 25% threshold with an additional temporary 10% threshold of the voting rights for the non-European investments in listed companies applicable, at the date of this prospectus, until December 31, 2021.
A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.
In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).
Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
Our shareholders will have the preferential subscription rights described under “Description of Share Capital—Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the United States (which may be represented by ADSs) will not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares in the United States and ADS holders of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of our ordinary shares represented by ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case, ADS holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Other Distributions” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Risk Factors—Your right as a holder of ADSs to participate in any future preferential subscription rights offering or to elect to receive dividends in shares may be limited, which may cause dilution to your holdings.” in our most recent Annual Report on Form 20-F.

CERTAIN INCOME TAX CONSIDERATIONS
Material U.S. Federal Income Tax Considerations
The following describes material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our ordinary shares or ADSs by a U.S. holder (as defined below). This summary addresses these tax considerations only for U.S. holders that are initial purchasers of our ordinary shares or ADSs pursuant to this offering and that will hold such ordinary shares or ADSs as capital assets (generally, property held for investment). This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of our ordinary shares or ADSs that may be subject to special tax rules including, without limitation, the following:
•banks, financial institutions or insurance companies;
•brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;
•tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;
•real estate investment trusts, regulated investment companies or grantor trusts;
•persons that hold our ordinary shares or ADSs as part of a “hedging,” “integrated,” “wash sale” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;
•S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;
•certain former citizens or long-term residents of the United States;
•persons that received our ordinary shares or ADSs as compensation for the performance of services;
•persons acquiring our ordinary shares or ADSs in connection with a trade or business conducted outside of the United States, including a permanent establishment or a fixed base in France;
•holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our ordinary shares or ADSs; and
•holders that have a “functional currency” other than the U.S. dollar.
Holders of our ordinary shares or ADSs who fall within one of the categories above are advised to consult their tax advisor regarding the specific tax consequences which may apply to their particular situation.
For the purposes of this description, a “U.S. holder” is a beneficial owner of our ADSs or ordinary shares that is eligible for benefits of the U.S.-France Tax Treaty (as defined below) and that is (or is treated as), for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or if such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or ADSs, the tax consequences relating to an investment in our ordinary shares or ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the specific tax considerations of acquiring, owning and disposing of our ordinary shares or ADSs in its particular circumstances.
PERSONS CONSIDERING AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR ADSs, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS, FRENCH TAX LAWS AND OTHER NON-U.S. TAX LAWS.
This description does not address the U.S. federal estate, gift, or alternative minimum tax considerations, the Medicare tax on net investment income or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of our ordinary shares or ADSs.
This description is based on the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a contrary position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or ADSs or that such a position would not be sustained by a court. We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax considerations in the purchase, ownership or disposition of our ordinary shares or ADSs. Accordingly, U.S. holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our ordinary shares or ADSs in their particular circumstances.
As indicated below, this discussion is subject to the discussion below of the U.S. federal income tax rules applicable to a PFIC.
In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, a U.S. holder holding ADSs will be treated as the owner of the ordinary shares represented by the ADSs. Exchanges of ordinary shares for ADSs, and ADSs for ordinary shares, generally will not be subject to U.S. federal income tax.
Distributions. Subject to the discussion under “—Passive Foreign Investment Company Considerations,” below, the gross amount of any distribution (including any amounts withheld in respect of foreign tax) actually or constructively received by a U.S. holder with respect to our ordinary shares or ADSs will generally be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will generally be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in our ordinary shares or ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held our ordinary shares or ADSs for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on our ordinary shares or ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) and qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the

Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs which are readily tradable on an established securities market in the United States. Our ADSs are listed on the Nasdaq Global Select Market, which is an established securities market in the United States for these purposes, and we believe the ADSs are readily tradable on the Nasdaq Global Select Market for these purposes. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in the United States in later years. In addition, the Company, which is incorporated under the laws of France, believes that it qualifies as a resident of France for purposes of, and is eligible for the benefits of, the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, signed on August 31, 1994, as amended and currently in force, or the U.S.-France Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-France Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “—Passive Foreign Investment Company Considerations,” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.
Subject to applicable limitations and the Final FTC Treasury Regulations (as defined below), a U.S. holder generally may claim the amount of any French withholding tax on a distribution not exceeding the rate provided by the U.S.-France Tax Treaty as either a deduction from gross income or a credit against its U.S. federal income tax liability. French taxes withheld in excess of the rate applicable with respect to such U.S. holder under the U.S.-France Tax Treaty will not be eligible for a credit against a U.S. holder’s federal income tax liability. Recently issued Treasury Regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021 (the “Final FTC Treasury Regulations”), impose additional requirements for foreign taxes to be eligible for credit and U.S. holders should consult their tax advisors regarding the availability of foreign tax credits for any amounts withheld with respect to dividends on ADSs or ordinary shares.
The foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. holder’s U.S. federal income tax liability that such U.S. holder’s taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, the creditability of foreign taxes could be affected by actions taken by intermediaries in the chain of ownership between the holders of our ordinary shares or ADSs and our company if, as a result of such actions, the holders of our ordinary shares or ADSs are not properly treated as beneficial owners of the underlying ordinary shares. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.
In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the U.S. dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the depositary receives the distribution, in the case of the ADSs, or on the day the distribution is received by the U.S. holder, in the case of ordinary shares, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.
Sale, Exchange or Other Taxable Disposition. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of our ordinary shares or ADSs in an amount equal to the difference between the amount realized from such sale or exchange and the U.S. holder’s adjusted tax basis in those ordinary shares or ADSs, each as determined in U.S. dollars. Subject to the discussion under “—Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in our ordinary shares or ADSs generally will be equal to the cost of such ordinary shares or ADSs. Capital gain from the sale, exchange or other taxable disposition of our ordinary shares or

ADSs by a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ordinary shares or ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source gain or loss for foreign tax credit limitation purposes.
For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of our ordinary shares or ADSs that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer who does not make such election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. holder realizes will be U.S. source ordinary income or loss.
Passive Foreign Investment Company Considerations. If we are classified as a PFIC in any taxable year, a U.S. holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
We will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of our subsidiary, either: (1) at least 75% of our gross income is “passive income” or (2) at least 50% of the quarterly weighted average value of our total gross assets (which would generally be measured by fair market value of our assets, and for which purpose the total value of our assets may be determined in part by the market value of the ADSs and our ordinary shares, which are subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”
Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares or ADSs. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the equity interests of another corporation or entity treated as a partnership for U.S. federal income tax purposes, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of such entity and as receiving directly its proportionate share of the other entity’s income. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. If we are classified as a PFIC in any taxable year during which a U.S. holder owns our ordinary shares or ADSs, such U.S. holder will be subject to special tax rules discussed below and could suffer adverse tax consequences.
The market value of our assets may be determined in large part by reference to the market price of the ADSs and our ordinary shares, which has and is likely to continue to fluctuate substantially. Therefore, fluctuations in the market price of our ordinary shares or ADSs may result in us being a PFIC in any taxable year. In addition, the composition of our income and assets will be affected by how, and how quickly, we use our cash and other passive assets. Whether we are a PFIC for any taxable year will depend on income, assets, activities and market capitalization in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year. Based on our analysis of our income, assets, activities and market capitalization for our taxable year ended December 31, 2021, we believe that we were not a PFIC for our taxable year ended December 31, 2021. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in us being treated as a PFIC for our taxable year ending December 31, 2021 or us becoming a PFIC for our current taxable year or any future taxable years. Our U.S. counsel expresses no opinion regarding our conclusions or our expectations regarding our PFIC status.
If we are classified as a PFIC in any year with respect to which a U.S. holder owns our ordinary shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns the ordinary shares or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. holder has made a “deemed sale” election under the PFIC rules or is eligible to make and makes a mark-to-market election (as described below), with respect to all taxable years during such U.S. holder’s holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. holder will be deemed to have sold the ordinary shares or ADSs the U.S. holder holds at their fair market value as of the date of such deemed sale and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. holder’s ordinary shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. holder receives from us or any gain from an actual sale or other disposition of the ordinary shares or ADSs. U.S. holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if such election becomes available.
If we are a PFIC, and you are a U.S. holder that does not make one of the elections described above (and below in further detail), a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ordinary shares or ADSs) and (b) any gain realized on the sale or other disposition of our ordinary shares or ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to qualified dividends discussed above under “Distributions.”
Certain elections may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of our ordinary shares or ADSs. If a U.S. holder makes a mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of our ordinary shares or ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of our ordinary shares or ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in our ordinary shares or ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our ordinary shares or ADSs in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares or ADSs are “regularly traded” on a “qualified exchange.” Our ordinary shares or ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of our ordinary shares or ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). The Nasdaq Global Select Market is a qualified exchange for this purpose and, consequently, if the ADSs are regularly traded, the mark-to-market election will be available to a U.S. holder with respect to our ADSs. It should be noted that only the ADSs and not our ordinary shares are listed on the Nasdaq Global Select Market. Consequently, our ordinary shares may not be marketable if Euronext Paris (where our ordinary shares are listed) does not meet the applicable requirements.U.S. holders should consult their tax advisors regarding the availability of the mark-to-market election for ordinary shares that are not represented by ADSs.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. holder validly makes a mark-to-market election with respect to our ordinary shares or ADSs, the U.S. holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.
We do not currently intend to provide the information necessary for U.S. holders to make qualified electing fund elections if we were treated as a PFIC for any taxable year. U.S. holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
If we are a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of our subsidiary that also may be a PFIC. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiary.
If a U.S. holder owns our ordinary shares or ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If we are a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.
THE U.S. FEDERAL INCOME TAX RULES RELATING TO PFICS ARE COMPLEX. PROSPECTIVE U.S. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR ADSs, THE CONSEQUENCES TO THEM OF AN INVESTMENT IN A PFIC, ANY ELECTIONS AVAILABLE WITH RESPECT TO OUR ADSs AND THE IRS INFORMATION REPORTING OBLIGATIONS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ADSs.
Backup Withholding and Information Reporting. U.S. holders generally will be subject to information reporting requirements with respect to dividends on our ordinary shares or ADSs and on the proceeds from the sale, exchange or disposition of our ordinary shares or ADSs that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Certain Reporting Requirements With Respect to Payments of Offer Price. U.S. holders paying more than $100,000 for our ordinary shares or ADSs generally may be required to file IRS Form 926 reporting the payment of the offer price for our ordinary shares or ADSs to us. Substantial penalties may be imposed upon a U.S. holder that fails to comply. Each U.S. holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.
Foreign Asset Reporting. Certain individual U.S. holders are required to report information relating to an interest in our ordinary shares or ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares or ADSs.

THE DISCUSSION ABOVE IS A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.
Material French Income Tax Considerations
The following describes the material French income tax consequences to U.S. Holders (as defined below) of purchasing, owning and disposing of the ADSs and, unless otherwise noted, this discussion is the opinion of Jones Day, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.
This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our securities to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.
In 2011, France introduced a comprehensive set of new tax rules applicable to French assets that are held by or in foreign trusts. These rules, among other things, provide for the inclusion of trust assets in the settlor’s net assets for purpose of applying the French wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If securities are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities.
The description of the French income tax and wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus supplement, or the Treaty.
For the purposes of this discussion, the term “U.S. Holder” means a beneficial owner of securities that is (1) an individual who is a U.S. citizen or resident for U.S. federal income tax purposes, (2) a U.S. domestic corporation or certain other entities created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, or (3) otherwise subject to U.S. federal income taxation on a net income basis in respect of securities.
If a partnership holds securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner in a partnership that holds securities, such holder is urged to consult its own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities.
This discussion applies only to investors that hold our securities as capital assets that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the securities is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. Holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, brokers, mutual funds, individual retirement or other tax-deferred accounts persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.
U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.
Estate and Gift Taxes and Transfer Taxes
In general, a transfer of securities by gift or by reason of death of a U.S. Holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978, unless the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.
Financial Transactions Tax
Pursuant to Article 235 ter ZD of the French Tax Code (Code général des impôts), or the FTC, purchases of certain securities issued by a French company, including ordinary shares and ADSs, which are listed on a regulated market of the EU or an exchange market formally acknowledged by the AMF (in each case within the meaning of the French Monetary and Financial Code, or the FMFC) are subject in France to a 0.3% tax on financial transactions, or the TFT, provided inter alia that the issuer’s market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year. The Nasdaq Global Market is not currently acknowledged by the AMF but this may change in the future.
As at December 1, 2020, our market capitalization did not exceed €1.0 billion.
A list of relevant French companies whose market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year within the meaning of Article 235 ter ZD of the FTC used to be published annually by the French Ministry of Economy. It is now published by the French tax authorities, and could be amended at any time. Pursuant to Regulations BOI-ANNX-000467-23/12/2020 issued on December 23, 2020, we are currently not included in such list. Please note that such list may be updated from time to time, or may not be published anymore in the future.
As a result, neither the ADSs nor the ordinary shares are currently within the scope of the TFT.
Purchases of our securities may however become subject to the TFT as from January 1, 2022, if our market capitalization exceeds €1.0 billion as at December 1, 2021.
Registration Duties
In the case where the TFT is not applicable, (1) transfers of shares issued by a French company which are listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (acte) executed either in France or outside France, whereas (2) transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement (acte).
As ordinary shares of Innate Pharma are listed on Euronext Paris, which is an organized market within the meaning of the FMFC, their transfer should be subject to uncapped registration duties at the rate of 0.1% subject to the existence of a written agreement (acte).

Although there is neither case law nor official guidelines published by the French tax authorities on this point, transfers of ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.
Wealth Tax
The French wealth tax (impôt de solidarité sur la fortune) has been repealed by the finance bill for 2018 dated December 30, 2017. It has been replaced by a new real estate wealth tax (impôt sur la fortune immobilière) as from January 1, 2018. The scope of such new tax is narrowed to real estate assets (and certain assets deemed to be real estate assets) or rights, directly or indirectly through one or more legal entities and whose net taxable assets amount to at least €1,300,000. Innate Pharma’s securities owned by a U.S. Holder should not fall within the scope of the new real estate wealth tax provided that such U.S. Holder does not own directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of Innate Pharma.
Taxation of Dividends
Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 26.5%. Such withholding tax may be reduced to 12.8% for dividends paid to non-resident individuals. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those mentioned in 2 ° of 2 bis of the same Article 238-0 A of the FTC, will generally be subject to French withholding tax at a rate of 75%. However, eligible U.S. Holders entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 12.8%, 26.5% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).
Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. Holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. Holder has in France, is generally reduced to 15%, or to 5% if such U.S. Holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. Holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.
For U.S. Holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complicated, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. Holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances.
In the event that dividends are paid by Innate Pharma, dividends paid to an eligible U.S. Holder may immediately be subject to the reduced rates of 5% or 15% provided that such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000). Otherwise, dividends paid to a U.S. Holder that is a legal person or another legal entity and has not filed the Form 5000 before the dividend payment date will be subject to French withholding tax at the rate of 26.5%, or 75% for any U.S. Holder if paid in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those mentioned in 2 ° of 2 bis of the same Article 238-0 A of the FTC (unless the Company proves that neither the purpose nor the effect of paying the dividend in that State or territory are that of allowing, with the intent of tax evasion or avoidance, their location in such a State or territory), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the second calendar year following the year during which the dividend is paid.
Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. Holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.
Form 5000 and Form 5001, together with appropriate instructions, will be provided by the depositary to all U.S. Holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. Holders of ordinary shares or ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to obtain immediately a reduced withholding tax rate.
Besides, please note that pursuant to Article 235 quater of the FTC (introduced by the French finance bill n°2019-1479 for 2020) and under certain conditions (in particular reporting obligations), a corporate U.S. Holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. Holder is in a profit making position, as well as in the cases set out in Article 235 quater of the FTC.
Tax on Sale or Other Disposition
As a matter of principle, under French tax law, a U.S. Holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs, provided that all of the following apply to such holder:
•it is not a French tax resident for French tax purposes; and,
•it has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives; and,
•it has not transferred ordinary shares or ADSs as part of redemption by Innate Pharma, in which case the proceeds may under certain circumstances be partially or fully characterized as dividends under French domestic law and, as result, be subject to French dividend withholding tax. As an exception, a U.S Holder, established, domiciled or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds.
In general, under the Treaty, a U.S. Holder who is a U.S. resident for purposes of the Treaty will not be subject to French tax on any capital gain from the redemption (other than redemption proceeds characterized as dividends under French domestic tax law or administrative guidelines), sale or exchange of ordinary shares or ADSs unless the ordinary shares or ADSs form part of the business property of a permanent establishment or fixed base that the U.S. Holder has in France.
A U.S. Holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France at the rate of 26.5% (anticipated to be decreased to 25% in 2022), if such U.S. Holder is a legal person, or 12.8%, if such U.S. Holder is an individual.
Special rules apply to U.S. Holders who are residents of more than one country.
THE DISCUSSION ABOVE IS A SUMMARY OF THE MATERIAL FRENCH TAX CONSEQUENCES OF AN INVESTMENT IN OUR ADSS OR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

EXPENSES
Set forth below is an itemization of the estimated total expenses (excluding commissions or expense reimbursement payable to SVB Securities, as sales agent), which are payable by us in connection with the offer and sale of ADSs using this prospectus supplement.

SEC registration fee
FINRA filing fee	$30,500.00
Legal fees and expenses
Accounting fees and expenses
Miscellaneous
Total
MATERIAL CHANGES
Except as described in this prospectus supplement or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 and as may be reported in our filings with the SEC that we incorporate by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2021.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational and periodic reporting requirements of the Exchange Act applicable to foreign private issuers and fulfill the obligations with respect to those requirements by filing reports with the SEC. The SEC maintains a website that contains reports and information statements and other information about issuers, such as ourselves, who file electronically with the SEC. The address of that website is www.sec.gov.
Our ordinary shares are listed on the Euronext in Paris and on the Nasdaq Global Market, the latter in the form of ADSs. You can consult reports and other information about us that are filed pursuant to the rules of the Euronext Growth market of Euronext in Paris and of the Nasdaq Global Market at these exchanges.
You may request a copy of this prospectus supplement, the accompanying prospectus and any of the information that is incorporated by reference in this prospectus and any document summarized in this prospectus supplement, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to Innate Pharma S.A., 117 Avenue de Luminy—BP 30191, 13009 Marseille, France, + 33 (0) 4 30 30 30 30.
We also maintain a website at www.innate-pharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:
•Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 4, 2022;

•our Report on Form 6-K filed with the SEC on May 3, 2022, including exhibit 99.1 thereto; and
•the description of our ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on October 10, 2019.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus supplement.
Any statement made in this prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
LEGAL MATTERS
Cooley LLP, New York, New York, is representing us in connection with this offering. The validity of the ordinary shares and certain other matters of French law will be passed upon for us by Linklaters LLP. U.S. legal counsel to the underwriters in connection with this offering is Davis Polk & Wardwell LLP.
EXPERTS
The consolidated financial statements of Innate Pharma S.A. as of December 31, 2021, 2020 and 2019, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus Supplement by reference to Innate Pharma S.A.’s Annual Report on Form 20-F for the year ended December 31, 2021, have been audited by Deloitte & Associés, an independent registered public accounting firm, as set forth in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The offices of Deloitte & Associés are located at 6 place de la Pyramide, 92908 Paris-la-Défense Cedex, France.

PROSPECTUS
$200,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of our ordinary shares, including American Depositary Shares, or ADSs, representing ordinary shares.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our ADSs are listed on The Nasdaq Global Select Market under the symbol “IPHA.” On January 12, 2021, the last reported sale price of our ADSs on The Nasdaq Global Select Market was $4.74 per ADS. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ADSs representing our ordinary shares, in one or more offerings, with a total aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated in this prospectus, “Innate,” “the company,” “our company,” “we,” “us” and “our” refer to Innate Pharma S.A. and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Company Overview
We are a biotechnology company focused on discovering, developing and commercializing first-in-class therapeutic antibodies designed to harness the immune system for the treatment of oncology indications with significant unmet medical need. We have extensive experience in research and development in immuno-oncology, having been pioneers in the understanding of natural killer cell, or NK cell, biology, and later expanding our expertise in the tumor microenvironment, tumor antigens and antibody engineering fields. We have built, internally and through our business development strategy, a broad and diversified portfolio including an approved product, three clinical product candidates and a robust preclinical pipeline. We have entered into collaborations with leaders in the biopharmaceutical industry, such as AstraZeneca and Sanofi, to leverage their development capabilities and expertise, and we have received upfront and milestone payments and equity investments. We believe our product candidates and clinical development approach are differentiated from current immuno-oncology therapies and have the potential to significantly improve the clinical outcome for patients with cancer.
Our Pipeline

Corporate Information
We were incorporated on September 23, 1999 as a société par actions simplifiée and converted into a société anonyme, or S.A., on June 13, 2005. Our principal executive offices are located at 117, Avenue de Luminy, 13009 Marseille, France. We are registered at the Marseille Business and Company Registry (Registre du commerce et des sociétés) under the number SIREN 424 365 336 RCS Marseille. Our telephone number at our principal executive offices is +33 4 30 30 30 30. We have two wholly owned subsidiaries—Innate Pharma, Inc., a Delaware corporation incorporated in 2008, and Innate Pharma France SAS, a French société par actions simplifiée created in 2018.
Our address in the United States is 2273 Research Boulevard, Suite 350, Rockville, MD 20850. Our website address is www.innate-pharma.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website is not part of this prospectus.
The U.S. Securities and Exchange Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as Innate, that file electronically with the SEC.
Implications of Being an Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
•the ability to present only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced disclosure in management’s discussion and analysis of financial condition and results of operations in this prospectus or incorporated by reference;
•exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of our internal controls over financial reporting; and
•to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.
We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three year period, by our company of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering of our ADSs.
We may choose to take advantage of some but not all of these reduced burdens. Accordingly, the information that we provide shareholders and holders of our ADSs may be different than you might obtain from other public companies.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our Executive Board and Supervisory Board and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our members of the Executive Board or Supervisory Board are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
We have taken advantage of certain reduced reporting and other requirements in this prospectus or in documents incorporated by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies.
The Securities We May Offer
Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, with a total aggregate offering price of up to $200,000,000 from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity, if applicable;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion or sinking fund terms, if any;
•voting or other rights, if any; and
•conversion or exercise prices, if any.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
•the names of those agents or underwriters;
•applicable fees and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the net proceeds to us.
This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

TRADEMARKS
“Innate Pharma,” the Innate Pharma logo, Lumoxiti and other trademarks or service marks of Innate Pharma S.A. appearing in this prospectus or incorporated by reference are the property of Innate Pharma S.A. or its subsidiaries. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or incorporated by reference are listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their right thereto. All other trademarks, trade names and service marks appearing in this prospectus or incorporated by reference are the property of their respective owners. We do not intend to use or display other companies’ trademarks and trade names to imply any relationship with, or endorsement or sponsorship of us by, any other companies.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2019 as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.
All statements other than present and historical facts and conditions contained in this prospectus or incorporated herein, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•the prospects of attaining, maintaining and expanding marketing authorization for monalizumab, lacutamab and our other product candidates;
•the initiation, timing, progress and results of our preclinical studies and clinical trials and those conducted by third parties, including our collaborator AstraZeneca;
•our ability to successfully develop and advance our pipeline of product candidates;
•the timing or likelihood of regulatory filings and approvals;
•our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
•our commercialization of Lumoxiti, including the expected transitioning of commercialization activities in the United States from AstraZeneca to us commenced in mid-2019, and any of our product candidates, if approved, for which we retain commercialization rights;
•future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;
•our ability to develop sales and marketing capabilities and transition into a commercial-stage company;
•the pricing and reimbursement of Lumoxiti and our product candidates, if approved;
•the effects of increased competition as well as innovations by new and existing competitors in our industry;
•our ability to obtain funding for our operations;
•our ability to obtain, maintain, protect and enforce our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;
•regulatory developments in the United States, Europe and other countries;
•costs of compliance and our failure to comply with new and existing governmental regulations including, but not limited to, tax regulations;
•statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;
•our expected use of proceeds of the October 2019 global offering;

•the impact of COVID-19 on our business, financial condition and results of operations; and
•other risks and uncertainties, including those listed in the section of this prospectus titled “Risk Factors.”
You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, do not protect any forward-looking statements that we make in connection with this prospectus.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Unless otherwise indicated, information contained in this prospectus or incorporated by reference concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size estimates, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus or incorporated by reference is generally reliable and is based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors.” of this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, as shall have a maximum aggregate offering price of up to $200,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of June 30, 2020. You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus. The information presented in the capitalization table below is unaudited.

As of June 30, 2020
Actual
(in thousands)
Cash and cash equivalents	€131,542
Short-term investments	16,199

Total cash and cash equivalents and short-term investments	€147,741

Financial liabilities—current portion	(2,035)
Financial liabilities—non-current portion	(16,781)

Total financial liabilities	(18,816)

Share capital
Ordinary and preferred shares, €0.05 nominal value: 78,898,264 ordinary shares, 6,926 “2016” preferred shares and 7,581 “2017” preferred shares issued and outstanding, actual; 78,898,264 ordinary shares, 6,926 “2016” preferred shares and 7,581 “2017” preferred shares issued and outstanding, as adjusted.	3,946
Share premium	370,440
Retained earnings	(155,719)
Other reserves	(568)
Net income (loss)	(10,334)

Total shareholders’ equity	€207,764

Total capitalization	€333,066

OFFER AND LISTING DETAILS
We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, as shall have a maximum aggregate offering price of up to $200,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
Our ADSs have been listed on the Nasdaq Global Select Market under the symbol “IPHA” since October 18, 2019. Our ordinary shares have been listed on Euronext Paris under the symbol “IPH” since 2006. Prior to that date, there was no public trading market for our ADSs or our ordinary shares.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby primarily to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:
•a fixed price or prices, which may be changed from time to time;
•market prices prevailing at the time of sale;
•prices related to the prevailing market prices; or
•negotiated prices.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.
ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
General
The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.
As of June 30, 2020, our outstanding share capital consisted of a total of 78,898,264 ordinary shares with a nominal value of €0.05 per share and 13353 preferred shares (6,680 “2016” free preferred shares and 6,673 “2017” free preferred shares) with a nominal value of €0.05 per share. As of June 30, 2020, we had the following equity warrants, redeemable share subscription warrants, and free shares and convertible preferred shares outstanding:
•309,500 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of June 30, 2020 at a weighted average exercise price of €6.57 per ordinary share;
•1,362,322 ordinary shares issuable upon the exercise of redeemable share warrants (BSAAR) outstanding as of June 30, 2020 at a weighted average exercise price of €6.00 per ordinary share;
•667,300 ordinary shares issuable upon conversion of 6,673 free preferred shares (AGAP 2017) outstanding as of June 30, 2020 assuming all related performance and presence conditions are met;
•82,376 ordinary shares issuable upon the vesting of free shares (AGA) outstanding as of June 30, 2020; and
•811,400 ordinary shares issuable upon conversion of 6,680 free preferred shares (AGAP 2016) as of June 30, 2020 assuming all performance and presence conditions are met.
•490,000 ordinary shares issuable upon definitive acquisition of 490,000 free performance shares 2018 (AGA de Performance 2018) as of December 31, 2019, assuming all performance and presence conditions are met; and
•830,600 ordinary shares issuable upon definitive acquisition of 830,600 free performance shares 2019 (AGA de Performance 2019) as of December 31, 2019, assuming all performance and presence conditions are met.
Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding ordinary shares, as well as all potential ordinary shares which may be issued upon exercise of outstanding equity warrants and redeemable share subscription warrants and following the vesting of free shares, as approved by our shareholders and granted by our Executive Board.
As of June 30, 2020, our share capital as set forth in our bylaws is €3,945,639, representing 78,898,264 ordinary shares with a nominal value of €0.05 per share and 14,507 preferred shares (6,926 “2016” free preferred shares and 7,581 “2017” free preferred shares) with a nominal value of €0.05. An increase of our share capital may only be approved by an extraordinary meeting of shareholders or as delegated to the Executive Board by an extraordinary meeting of shareholders.

Reconciliation of the Number of Ordinary Shares Outstanding through June 30, 2020

Ordinary Shares
Ordinary Shares outstanding at December 31, 2017	57,600,100
Number of ordinary shares issued in connection with the exercise of warrants	50,000
Number of ordinary shares issued in connection with the vesting of free shares	22,055
Number of ordinary shares issued in connection with purchase by MedImmune Limited	6,260,500
Ordinary Shares outstanding at December 31, 2018	63,932,655
Number of ordinary shares issued with the vesting of free shares	477,059
Number of ordinary shares issued in connection with the exercise of warrants	27,250
Number of ordinary shares issued in connection with a capital increase reserved to categories of investors	14,375,000
Conversion of AGAP 2016 into ordinary shares	650
Ordinary Shares outstanding at December 31, 2019	78,812,614
Number of ordinary shares issued with the vesting of free shares	85,650
Ordinary Shares outstanding at June 30, 2020	78,898,264
Shareholder Authorizations Regarding Share Capital
At a combined general meeting of shareholders held on May 19, 2020, our board of directors received the following authorizations from shareholders:
•delegation of authority to the Executive Board for the purpose of issuing ordinary company shares and/or of securities giving access to the share capital of Innate, with shareholders’ preferential subscription rights;
•delegation of authority to the Executive Board for the purpose of issuing ordinary company shares and/or of securities giving access to the share capital of Innate, without shareholders’ preferential subscription rights, through a public offering;
•delegation of authority to the Executive Board for the purpose of issuing, without shareholders’ preferential subscription rights, ordinary shares of Innate and/or securities giving access to the share capital of Innate, through an offering as described in paragraph 1° of Article L.411-2 of the French Monetary and Financial Code;
•determination of the issuance price, up to the limit of 10% of the share capital per annum, of the ordinary shares and/or of securities giving access to the share capital of Innate, in the event of the suppression of shareholders’ preferential subscription rights;
•delegation of authority to the Executive Board for the purpose of issuing of ordinary company shares and /or of securities giving access to the share capital of Innate, without shareholders’ preferential subscription rights and reserved for certain categories of investors;
•authorization granted to the Executive Board to increase of 15% the number of securities to be issued in the event of a share capital increase with or without shareholders’ preferential subscription rights;
•delegation of authority to the Executive Board for the purpose of issuing ordinary shares and/or securities giving access to the share capital of Innate, as compensation for contributions in kind comprised of equity securities or securities giving access to the share capital;
•delegation of authority to the Executive Board for the purpose of issuing ordinary shares and/or securities giving access to the share capital of Innate, in the event of a public exchange offer initiated by Innate; and
•delegation of authority to the Executive Board for the purpose of issuing ordinary shares and/or securities giving access to the share capital of Innate for the benefit of the members of a company savings plan.

History of Securities Issuances
From January 1, 2017 through June 30, 2020, the following events have changed the number of our issued and outstanding ordinary shares:
•On January 24, 2017, we issued an aggregate of 38,950 ordinary shares to executive managers in connection with the exercise of redeemable share warrants and share warrants, for aggregate gross proceeds of €327,144.
•On February 10, 2017, we issued an aggregate of 50,500 ordinary shares to employees and executive managers in connection with the exercise of redeemable share warrants and share warrants, for aggregate gross proceeds of €119,020.
•On June 14, 2017, we issued an aggregate of 1,850 ordinary shares to employees in connection with the exercise of redeemable share warrants, for aggregate gross proceeds of €3,774.
•On October 21, 2017, we issued an aggregate of 98,770 ordinary shares and 3,931 free preferred shares to employees and executive managers in connection with the vesting of free shares (AGA 2016-1 and AGAP 2016-1), for aggregate gross proceeds of €5,135.05.
•On December 30, 2017, we issued an aggregate of 144,978 ordinary shares and 3,000 free preferred shares to employees and executive managers in connection with the vesting of free shares (AGA 2016-2 and AGAP 2016-2), for aggregate gross proceeds of €7,398.90.
•On April 3, 2018, we issued an aggregate of 5,725 free preferred shares (AGAP 2017-1) to employees convertible into 572,500 ordinary shares.
•On April 3, 2018, we issued an aggregate of 2,400 free preferred shares (AGAP 2017-1) to executive managers convertible into 240,000 ordinary shares.
•On April 3, 2018, we issued an aggregate of 114,500 free shares (AGA 2017-1) to employees.
•On November 20, 2018, we issued an aggregate of 327,500 performance free shares (AGA Performance 2018-1) to employees.
•On November 20, 2018, we issued an aggregate of 260,000 performance free shares (AGA Performance 2018-1) to executive managers.
•On July 3, 2018, we allocated an aggregate of 67,028 bonus free shares (AGA Bonus 2018-1) to executive managers.
•On September 20, 2018, we issued an aggregate of 22,055 ordinary shares to executive managers in connection with the vesting of free shares (AGA Bonus 2017-1), for aggregate gross proceeds of €1,102.75.
•On October 25, 2018, we issued an aggregate of 6,260,500 ordinary shares to MedImmune Limited, at a purchase price of €10.00 per share.
•On November 29, 2018, we issued an aggregate of 50,000 ordinary shares to employees and executive managers in connection with the exercise of share warrants, for aggregate gross proceeds of €2,500.
•On April 18, 2019, we issued an aggregate of 111,250 ordinary shares and 7,581 preferred shares to employees and executive managers in connection with the exercise of redeemable share warrants and the vesting of free shares (AGA 2017-1 and AGAP 2017-1), for aggregate gross proceeds of €5,941.55.
•On July 3, 2019, we allocated an aggregate of 57,376 bonus free shares (AGA Bonus 2019-1) to executive managers.

•On July 17, 2019, we issued an aggregate of 66,559 ordinary shares to executive managers in connection with the vesting of free shares (AGA Bonus 2018-1) for aggregate gross proceeds of €3,327.95.
•On July 17, 2019, we issued an aggregate of 25,000 ordinary shares to a supervisory board member in connection with the exercise of share warrants (BSA), for aggregate gross proceeds of €44,250.00.
•On October 29, 2019, we issued an aggregate of 50,000 ordinary shares to an executive manager in connection with the vesting of free shares (AGA Dirigeants 2016-1) for an aggregate gross proceeds of €2,500.
•On November 4, 2019, we issued an aggregate of 546,700 performance free shares (AGA Performance 2019-1) to employees.
•On November 4, 2019, we issued an aggregate of 355,000 performance free shares (AGA Performance 2019-1) to executive managers.
•On January 27, 2020, we issued an aggregate of 250,000 ordinary shares to an executive manager in connection with the vesting of free shares (AGA Dirigeants 2016-2) for an aggregate gross proceeds of €12,500.
•On January 27, 2020, we issued an aggregate of 1,500 ordinary shares to an employee in connection with the exercise of share warrants (BSAAR) for an aggregate gross proceeds of €3,060.
•On January 27, 2020, we issued an aggregate of 650 ordinary shares to an employee in connection with the conversion of preferred shares (AGAP 2016-1) for an aggregate gross proceeds of €32.5.
•On January, 28, 2020, we issued an aggregate of 85,650 ordinary shares to employees in connection with the vesting of free shares (AGA Salariés 2018-1) for an aggregate gross proceeds of €4,282.5.
•From January 1, 2016 through June 30, 2020, an aggregate of 67,640 redeemable share warrants (BSAAR) were exercised at prices ranging from €2.04 to €7.20 per ordinary share. Pursuant to these exercises, we issued an aggregate of 67,640 ordinary shares.
•From January 1, 2016 through June 30, 2020, an aggregate of 188,200 share warrants (BSA) were exercised at prices ranging from €1.77 to €8.65 per ordinary share. Pursuant to these exercises, we issued an aggregate of 188,200 ordinary shares.
•From January 1, 2016 through June 30, 2020, an aggregate of 14,512 free preferred shares (AGAP) were vested. Pursuant to these free preferred shares vesting, we issued an aggregate of 6,931 preferred shares 2016 and 7,581 preferred shares 2017.
•From January 1, 2016 through June 30, 2020, an aggregate of 895,071 free shares (AGA) were vested. Pursuant to these free shares vesting, we issued an aggregate of 895,071 ordinary shares.
Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares
The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Business Purpose (Article 4 of the Bylaws)
Our business purpose, directly or indirectly, in France or other countries is to:
•perform, for our self or on behalf of third parties, any and all operations involving research, development, studies, perfecting of production processes and marketing products of pharmaceutical interest;

•register or grant any patents or licenses relating directly or indirectly to our business; and
•more generally, perform any operation of any kind, whether economic, legal, financial, civil or commercial, which may be directly or indirectly related to our business purpose or any similar, associated or complementary purpose.
Executive Board (Articles 14 to 16 of the Bylaws)
The Executive Board is responsible for our management and is composed of a minimum of two members and a maximum of five members who perform their duties under the supervision of the Supervisory Board.
Members of the Executive Board
The members of the Executive Board are appointed or have their appointments renewed by the Supervisory Board. The members of the Executive Board must be individuals. They are not required to be shareholders. They may be French citizens or citizens of other countries. Members of the Executive Board cannot be members of the Supervisory Board.
The maximum age for being a member of the Executive Board and the limitations on having such an appointment concurrently with an appointment in another company are subject to the applicable legal and regulatory provisions.
The term of office for the members of the Executive Board is three years and may be renewed. If there is a vacancy, the Supervisory Board must fill the vacancy within two months. The replacement is appointed for the time remaining until the Executive Board is up for renewal.
The members of the Executive Board may be removed from office, with or without cause and without notice, by the Supervisory Board or at any General Meeting of shareholders, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.
Chairman of the Executive Board
The Supervisory Board elects a Chairman from among the members of the Executive Board to serve for the duration of his appointment as a member of the Executive Board. The Chairman of the Executive Board represents us in our relations with third parties.
The Supervisory Board may assign this power of representation to one or more other members of the Executive Board. Assignees have the title of General Manager.
Meetings and Powers of the Executive Board
The Executive Board meets as often as is in our interest, but at least once per quarter. Meetings are called by the Chairman or a member of the Executive Board appointed for this purpose.
At least three-quarters of the members of the Executive Board must be effectively present to constitute a quorum and decisions are made by a majority of the members of the Executive Board present or represented. Each member has one vote. In case of equality of expressed votes either in favour or against a decision (abstentions are not taken into account), the Chairman of the Executive Board has a casting vote.
The Executive Board has broad power to act under all circumstances on our behalf. It exercises this power within the limits of our business purpose and subject to any powers expressly given to the Supervisory Board and Shareholders’ Meetings by law and according to our bylaws, and abiding by any restrictions on powers decided by the Supervisory Board. There are currently no limits imposed on the amounts of loans or borrowings that the Executive Board may approve.

Compensation of the Executive Board
The method and amount of compensation for each member of the Executive Board is determined by the Supervisory Board when appointing such member.
Supervisory Board (Articles 17 to 21 of the Bylaws)
Members of the Supervisory Board
The Executive Board is supervised by a Supervisory Board made up of a minimum of three members and a maximum of eighteen. The members of the Supervisory Board are appointed for a renewable term of two years at the General Meeting of shareholders, which may revoke their appointments at any time. The appointees are selected from among the shareholders and may be individuals or companies. Each member must own at least one of our ordinary shares for the entire term of the appointment. Members of the Supervisory Board cannot be members of the Executive Board.
The number of members of the Supervisory Board who have reached the age of seventy years cannot be higher than a third of the members of the Supervisory Board. If the age limitation is exceeded, the eldest member is deemed to have resigned automatically.
Chairman of the Supervisory Board
The Supervisory Board appoints from its members who are individuals a Chairman and a Vice-Chairman, who are in charge of convening the Supervisory Board and leading the debates.
In a report to the General Meeting of shareholders attached to the Executive Board’s Management Report, the Chairman of the Supervisory Board reports on the conditions for preparing and organizing the work of the Supervisory Board as well as the internal control procedures set up by us.
Meetings and Powers of the Supervisory Board
The Supervisory Board meets as often as is in our interests but least once per quarter. Meetings are called by the Chairman or Vice-Chairman, or by a member of the Executive Board or one-third of the members of the Supervisory Board, under the circumstances and according to the conditions set forth in the bylaws.
At least half of the members of the Supervisory Board must be present to constitute a quorum and decisions are made by a majority of the members of the Supervisory Board present or represented, it being specified that in a case of a split-vote, the Chairman of the Supervisory Board shall have the deciding vote.
The Supervisory Board exercises permanent control over our management by the Executive Board and the powers explicitly conferred on it by the French laws. It alone has the authority to authorize certain significant transactions.
Under French law, any agreement entered into, directly or through an intermediary, between us and one of the members of the Executive Board or Supervisory Board, or a shareholder that holds over 10% of the voting rights, or, if such shareholder is a company, the controlling company thereof, must be subject to prior authorization from the Supervisory Board. The interested member cannot vote on such decision. The same applies to agreements in which a person referred above has an indirect interest. Such prior authorization also applies to agreements between us and another company if one of the members of our Executive Board or Supervisory Board is the owner, a partner with unlimited liability, manager, director, managing director, member of the Executive Board or of the Supervisory Board, or, in a general manner is in a position of responsibility within the other company. These provisions are not applicable to agreements concerning day-to-day operations entered into under normal conditions.
Compensation of the Supervisory Board
Compensation for attendance at board meetings (jetons de présence) is determined at the annual ordinary General Meeting. The General Meeting of shareholders may allocate an annual fixed sum and our Supervisory

Board allocates this sum among its members as it sees fit. In addition, the Supervisory Board may allocate exceptional compensation (rémunération exceptionnelle) for missions or mandates entrusted to its members; in this case, this remuneration is subject to the provisions regarding related-parties agreements.
Committees
The Supervisory Board may decide to establish committees responsible for reviewing matters which the Supervisory Board or its Chairman wish to submit to them for examination and advice.
Shareholders’ Censors (Article 23 of the Bylaws)
At the General Meeting of shareholders, one or more shareholders’ observers may be appointed, at the discretion of the shareholders for a term of office expiring at the shareholders meeting convened to decide on the financial statements for the preceding financial year after the first anniversary date of their appointment. Shareholders’ observers may be individuals or companies and are not required to be shareholders.
The observers attend all Supervisory Board meetings, with the right to speak but not to vote. They hold the same information and communication rights than the Supervisory Board’s members and they are bound to the same confidentiality obligations.
Rights and Obligations Attached to Ordinary Shares (Articles 12 and 41 of the Bylaws)
Each of our ordinary shares gives the right to a share of the profits and assets in proportion to the amount of capital it represents. It also gives the right to vote and be represented in the General Meeting of shareholders under the conditions set forth by the law and the bylaws.
If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our ordinary shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of ordinary shares respectively held by them, taking into account, where applicable, of the rights attached to ordinary shares of different classes.
Shareholders are liable for corporate liabilities only up to the par value of the ordinary shares they hold; they are not liable to further capital calls.
We have not issued any ordinary shares giving holders privileged rights compared to those attached to other ordinary shares. See the section of this prospectus titled “Management—Equity Incentives” for a description of the Free Preferred Shares (AGAP) granted to the company’s management and employees.
Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.
Voting Rights (Article 12 of the Bylaws)
The voting rights attached to the ordinary shares are in proportion to the amount of capital they represent and each share gives the right to one vote. There is no double voting right attached to the ordinary shares. The ownership of a share implies, ipso facto, the acceptance of our bylaws and any decision of our shareholders.
Under French law, treasury shares or ordinary shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.
They is no limitation on voting rights in our bylaws nor limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.
Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founders’ warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.
Dividends (Article 41 of the Bylaws)
We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting.
“Distributable Profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts. Pursuant to French law, we must allocate at least 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.
Dividends are distributed to shareholders pro rata according to their respective holdings of ordinary shares. In the case of interim dividends, distributions are made to shareholders on the date set by our Executive Board during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our Executive Board in the absence of such a decision by the shareholders. Shareholders that own ordinary shares on the actual payment date are entitled to the dividend.
Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.
Shareholders may be granted an option to receive dividends in cash or in ordinary shares, in accordance with legal conditions.
Change in Share Capital (Article 7 of the Bylaws)
Any change to the capital or the rights attached to the ordinary shares is subject to legal provisions, as our bylaws do not set forth any particular requirements.
Increase in Share Capital
Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our Executive Board. The shareholders may delegate to our Executive Board either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.
Increases in our share capital may be effected by:
•issuing additional shares;
•increasing the nominal value of existing shares;
•creating a new class of equity securities (preference shares); and
•exercising the rights attached to securities giving access to the share capital.
•Increases in share capital by issuing additional securities may be effected through one or a combination of the following issuances:
•in consideration for cash;
•in consideration for assets contributed in kind;

•through an exchange offer or merger;
•by conversion of previously issued debt instruments;
•by exercise of the rights attached to securities giving access to the share capital;
•by capitalization of profits, reserves or share premium; and
•subject to certain conditions, by way of offset against debt incurred by us.
Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the nominal value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.
Reduction in Share Capital
Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our Executive Board. The share capital may be reduced either by decreasing the nominal value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise, depending on the contemplated operations.
Preferential Subscription Rights
According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. Pursuant to French law, the preferential subscription rights are transferable during a period equivalent to the subscription period relating to a particular offering but starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.
The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder.
Our Executive Board and our independent statutory auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.
Form, Holding and Transfer of Shares (Articles 9 and 10 of the Bylaws)
Form of Shares
The ordinary shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice. The Free Preferred Shares (AGAP) are nominative.
Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our Shares, the information referred to in Article L. 228-2 of the French Commercial Code. Thus, we are, in particular and at any time, entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of holders of securities conferring immediate or long-term voting rights at its shareholders’ meeting and the amount of securities owned by each of them and, where applicable, the restrictions that the securities could be affected by.

Holding of Shares
In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.
Ownership of Shares by Non-French Persons
See “Limitations Affecting Shareholders of a French Company.”
Assignment and Transfer of Shares
Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.
Repurchase and Redemption of Ordinary Shares
Under French law, we may acquire our own ordinary shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation 596/2014 of April 16, 2014 and its delegated regulations, or MAR, provides for safe harbor exemptions when the acquisition is made (i) under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 225-209 of the French Commercial Code and with the General Regulations of the French Financial Markets Authority, or AMF and (ii) for the following purposes:
•to decrease our share capital, with the approval of the shareholders at an extraordinary general meeting; in this case, the ordinary shares repurchased must be cancelled within one month from the expiry of the purchase offer;
•to meet obligations arising from debt securities that are exchangeable into equity instruments;
•to provide ordinary shares for distribution to employees or managers under a profit-sharing, free share or share option plan; or
•we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the General Regulations of, and market practices accepted by, the AMF.
All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.
Under MAR and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.
No such repurchase of ordinary shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Ordinary shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.
Sinking Fund Provisions
Our bylaws do not provide for any sinking fund provisions.

General Meeting of Shareholders (Articles 26 to 37 of the Bylaws)
Calling Meetings and Conditions for Admission (Articles 27 to 30 of the Bylaws)
General Meetings of shareholders are called by the Executive Board, or failing that, by the Supervisory Board. They can also be called by the auditor(s) or an officer appointed by a court upon request, by any interested party or by the Works Council in an emergency, by one or more shareholders holding at least five percent of the ordinary shares or by an association of our shareholders. Meetings are held at our registered offices or at any other location indicated in the convening notice.
The meeting is published in the French Bulletin of Mandatory Legal Notices (Bulletin des Annonces Légales Obligatoires or BALO) at least 35 days prior to the date of a General Meeting of shareholders. In addition to the information concerning us, the notice indicates in particular the agenda of the General Meeting of shareholders and the draft resolutions that will be presented.
In the 21 days preceding the meeting, we will publish the information and documents relating to the meeting on our web site.
The General Meeting of shareholders must be announced at least 15 days beforehand, by a notice placed in a journal that publishes legal announcements in the department where the headquarters are located, and in the BALO. Holders of registered ordinary shares who have owned them for at least one month as of the date on which the latest notice is published receive individual notices. When a General Meeting of shareholders is unable to take action because the requisite quorum is not present, a second meeting is called at least ten days in advance using the same procedure as the first one.
The General Meeting of shareholders may only take action on items on the agenda. However, it may dismiss and replace one or more members of the Supervisory Boards at any time. The General Meeting may also dismiss the members of the Executive Board. One or more shareholders representing at least the percentage of share capital fixed by law, and acting according to the legally required conditions and deadlines, are allowed to request that items and/or draft resolutions be added to the agenda of the General Meeting of shareholders.
Each shareholder has the right to attend the meetings and take part in deliberation (i) personally; (ii) by granting proxy to another shareholder, his or her spouse or partner in a civil union or any other natural or legal person of his or her choice; (iii) by sending a proxy to the company without indication of the beneficiary; (iv) by voting by correspondence; or (v) by videoconference or another means of telecommunication, including internet, in accordance with applicable laws and regulations that allow identification; by presenting proof of identity and ownership of ordinary shares, subject to:
•for holders of registered ordinary shares, an entry in the shareholder registry at least two business days before the General Meeting of shareholders; and
•for holders of bearer ordinary shares, filing, under the conditions provided by law, of a certificate of participation issued by an authorized intermediary two days before the date of the General Meeting of shareholders.
The final date for returning voting ballots by correspondence is set by the Executive Board and disclosed in the notice of meeting published in the BALO. This date cannot be earlier than three days prior to the meeting as provided in the bylaws.
A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.
A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting, for two meetings (an ordinary and an extraordinary meeting convened for the same day or within 15 days) or for successive meetings convened with the same agenda.
A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.
Our Bylaws and French Corporate Law Contain Provisions that May Delay or Discourage a Takeover Attempt
Provisions contained in our bylaws and French corporate law could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of our bylaws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:
•under French law, the owner of 90% of the share capital or voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the European Economic Area, or EEA, Agreement, including from the main French stock exchange, has the right to force out minority shareholders following a tender offer made to all shareholders;
•under French law, a non-resident of France as well as any French entity controlled by non-residents of France may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. See ‘‘Limitations Affecting Shareholders of a French Company’’;
•under French law, certain investments in a French company relating to certain strategic industries by individuals or entities not residents in a Member State of the EU are subject to prior authorization of the Ministry of Economy. See ‘‘Limitations Affecting Shareholders of a French Company;’’
•a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our Executive Board as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting;
•a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;
•under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;
•our shareholders may grant in the future our Executive Board broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our ordinary shares;
•our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•our Supervisory Board appoints the members of the Executive Board and shall fill any vacancy within two months;
•our Supervisory Board has the right to appoint members of the Supervisory Board to fill a vacancy created by the resignation or death of a member of the Supervisory Board for the remaining duration of such member’s term of office, and subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our Supervisory Board;
•our Executive Board can be convened by the chairman of the Executive Board or other members of the Executive Board delegated for this purpose;
•our Supervisory Board can be convened by the chairman or the vice-chairman of the Supervisory Board. A member of the Executive Board or one-third of the members of the Supervisory Board may send a written request to the chairman to convene the Supervisory Board. If the chairman does not convene the Supervisory Board 15 days following the receipt of such request, the authors of the request may themselves convene the Supervisory Board;
•our Supervisory Board meetings can only be regularly held if at least half of its members attend either physically or by way of videoconference or teleconference enabling the members’ identification and ensuring their effective participation in the Supervisory Board’s decisions;
•approval of at least a majority of the votes cast by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove members of the Executive Board and/or members of the Supervisory Board with or without cause;
•the crossing of certain ownership thresholds has to be disclosed and can impose certain obligations; see the section of this prospectus titled “Description of Share Capital–Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares;”
•advance notice is required for nominations to the Supervisory Board or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a member of the Supervisory Board can be proposed at any shareholders’ meeting without notice;
•transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with the Market Abuse Regulation 596/2014 of April 16, 2014; and
•pursuant to French law, our bylaws, including the sections relating to the number of members of the Executive and Supervisory Boards, and election and removal of members of the Executive and Supervisory Boards from office may only be modified by a resolution adopted by two-thirds of the votes of our shareholders present, represented by a proxy or voting by mail at the meeting.
Shareholder Identification (Article 9 of the Bylaws)
Ordinary Shares may be registered or bearer ordinary shares, at the option of the shareholder, subject to the applicable legal requirements.
To identify the holders of bearer ordinary shares, we are authorized to ask in accordance with current legal and regulatory requirements, the central depositary that maintains the records of the issue of these ordinary shares, in exchange for a fee, for the holders’ name or business name, year of birth or year of incorporation, address and nationality, e-mail address, number of securities held giving immediate or future access to the capital and any restrictions to which the securities are subject.

Modification of the Bylaws (Article 36 of the Bylaws)
Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Decisions are made by a two-thirds majority of the votes cast by the shareholders present, represented by proxy, or voting by mail.
Crossing the Threshold Set in the Bylaws (Article 11 of the Bylaws)
Without prejudice to the legal or regulatory stipulations, any natural person or legal entity who goes above or below, directly or indirectly, acting alone or in concert (de concert), a percentage of the share capital or voting rights equal to or higher than 1% or a multiple of this percentage, must inform us of the total number of ordinary shares, voting rights and securities giving access to capital or voting rights that it, he or she owns immediately or eventually, within five trading days of the date on which such ownership threshold is crossed.
If shareholders fail to comply with these obligations, shares or voting rights exceeding the fraction that should have been declared are deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the Commercial Code, if the failure to declare has been determined and one or several shareholders holding at least 5% of the capital make a request thereof, as recorded in the minutes of the General Meeting.
These requirements are without prejudice to the threshold crossing declarations provided for under French law in Articles L. 233-7, L. 233-9 and L. 233-10 of the French Commercial Code, which impose a declaration to us and to the French Financial Markets Authority (AMF) upon crossing of the following thresholds in share capital or voting rights no later than the fourth trading day following the crossing: 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95%.
Furthermore, any shareholder crossing, alone or acting in concert, these 10%, 15%, 20% or 25% thresholds shall file a declaration pursuant to which it shall set out its intention for the following 6 months, including notably whether it intends to continue acquiring shares of the company or to acquire control over the company and its intended strategy for the company.
In addition, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases their holding of capital or voting rights by at least 1% of the company’s capital or voting rights, shall file a mandatory public tender offer.
Securities Exercisable for Ordinary Shares
Equity Incentives
See the section of this prospectus titled “Management—Equity Incentives” for a description of securities granted by our Executive Board to our members of Executive Board and of Supervisory Board, employees and consultants.
Differences in Corporate Law
We are a société anonyme à directoire et conseil de surveillance, or S.A., incorporated under the laws of France. The laws applicable to French S.A.s differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law, the law under which many public companies in the United States are incorporated. This summary is not intended to be a complete discussion of the respective rights.

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Number of the members of the Executive Board and of the Supervisory Board
Under French law, a société anonyme à directoire et conseil de surveillance must have at least three and may have up to eighteen members of the Supervisory Board. The number of members of the Executive Board can be raised to seven if the company is listed on a regulated exchange. Otherwise, such number cannot be greater than five. In addition, the composition of the Executive Board endeavors to seek a balanced representation of women and men. The number of members of the Executive Board and of the Supervisory Board is fixed by or in the manner provided in the bylaws. Since January 1, 2017, the number of members of the Supervisory Board of each gender may not be less than 40%. Any appointment made in violation of this limit that is not remedied will be null and void as well as the deliberations taken by the Supervisory Board member irregularly appointed. The members of the Supervisory Board are appointed at the shareholders’ general meetings.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the certificate of incorporation or, if the certificate is silent, in the bylaws.

Members of the Executive Board and of the Supervisory Board Qualifications	Under French law, a corporation may prescribe qualifications for the members of the Executive Board and of the Supervisory Board under its bylaws. In addition, under French law, members of a supervisory board of a corporation may be legal entities (with the exception of the chairman of the supervisory board), and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the supervisory board.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.
Removal of members of the Executive Board and of the Supervisory Board
Under French law, the members of the Executive Board and of the Supervisory Board may be removed from office, with or without cause and without notice, at any shareholders’ meeting, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy. In addition, the members of the Executive Board may be removed by the Supervisory Board if provided in the bylaws. Our bylaws provide this possibility.

Under Delaware law, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, unless otherwise provided in the certificate of incorporation, stockholders may effect such removal only for cause.

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Vacancies on the Executive Board and on the Supervisory Board	Under French law, vacancies on the Executive Board resulting from death or a resignation have to be filled by the Supervisory Board within two months. Vacancies on the Supervisory Board resulting from death or a resignation, may be filled by the remaining members of the Supervisory Board pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, unless otherwise provided in the certificate of incorporation, may be filled by a majority of the remaining directors.

Annual General Meeting
Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the Executive Board and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be provided by the certificate of incorporation or by the bylaws, or by the board of directors if neither the certificate of incorporation or the bylaws so provide.

General Meeting
Under French law, general meetings of the shareholders may be called by the Executive Board or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the Executive Board or the relevant person. General meetings of the shareholders may also be called by the Supervisory Board.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

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Notice of General Meetings
A first convening notice is published in the French Bulletin of Mandatory Legal Notices (BALO) at least 35 days prior to a meeting and made available on the website of the company at least 21 days prior to the meeting. Subject to special legal provisions, the meeting notice is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin (journal d’annonces légales) of the registered office department and in the BALO. Further, the holders of registered ordinary shares for at least a month at the time of the latest of the insertions of the notice of meeting shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The convening notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Commerce and Companies (registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date determining notice and, in the case of a special meeting, purpose or purposes for which the meeting is called.

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Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to another shareholder, his/her spouse, his/her partner with whom he/she has entered into a civil union or to any natural or legal person of his/her choice; or (iii) by sending a proxy to the company without indication of the beneficiary (in which case, such proxy shall be cast in favor of the resolutions supported by the Executive Board), or (iv) by voting by correspondence, or (v) by video conference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting, for two meetings (an ordinary and an extraordinary meeting convened for the same day or within 15 days) or for successive meetings convened with the same agenda.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Shareholder Action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.
Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.

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Preemptive Rights
Under French law, in case of issuance of additional ordinary shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.
Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

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Sources of Dividends
Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law. “Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.
“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their ordinary shares for their subscription that the shareholders decide to make available for distribution.
Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus as defined in and computed in accordance with Delaware law or (2) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

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Repurchase of Shares
Under French law, a corporation may acquire its own ordinary shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation 596/2014 of April 16, 2014 provides for safe harbor exemptions when the acquisition is made for the following purposes:
•  to decrease its share capital, with the approval of the shareholders at the extraordinary general meeting;
•  to meet obligations arising from debt securities that are exchangeable into equity instruments; or
•  with a view to distributing the relevant shares to employees or managers under a profit-sharing, restricted free share or share option plan.
All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.
Under the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.
No such repurchase of ordinary shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.
Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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Liability of members of the Executive Board and of the Supervisory Board	Under French law, the bylaws may not include any provisions limiting the liability of members of the Executive Board. Civil liabilities of the members of the Executive Board and of the Supervisory Board may be sought for (1) an infringement of laws and regulations applicable to a company, (2) breach of the bylaws and (3) management failure. Civil liabilities of the members of the Supervisory Board may be sought for the infractions committed by the members of the Executive Board if, by knowing it, they did not reveal it to the shareholders’ meeting.
Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or
•any transaction from which the director derives an improper personal benefit.

Voting Rights
French law provides that, unless otherwise provided in the bylaws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. As from April 2016, double voting rights are automatically granted to the shares held in registered form for more than two years, unless provided otherwise in the bylaws. Our bylaws provide that double voting rights are not applicable to our shareholders.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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Shareholder Vote on Certain Transactions
Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:
• the approval of the Executive Board; and
• approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-European Union company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the Executive Board authority to decide a merger-absorption or to determine the terms and conditions of the merger plan).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
• the approval of the board of directors; and
• approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

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Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote as stated above.
Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock.
Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of a merger or consolidation requires the holders to accept for their shares anything other than:
• shares of stock of the surviving corporation;
•shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;
•cash in lieu of fractional shares of the stock described in the two preceding bullet points; or
•any combination of the above.
In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

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Standard of Conduct for members of the Executive Board and of the Supervisory Board
French law does not contain specific provisions setting forth the standard of conduct of a member of the Executive Board and of the Supervisory Board. However, members of the Executive Board and of the Supervisory Board have a duty to act without self-interest, on a well informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social). In addition, members of the Executive Board shall take into account social and environmental issues arising out of the Company’s activity.
Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Shareholder Suits
French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the Executive Board (but not from the Supervisory Board) of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders.
The plaintiff must remain a shareholder through the duration of the legal action.
There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.
A shareholder may alternatively or cumulatively bring individual legal action against the members of the Executive Board only, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
• state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or
• state the reasons for not making the effort.
Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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Amendment of Certificate of Incorporation
Under French law, corporations are not required to file a certificate of incorporation with the French Registry of Commerce and Companies (registre du commerce et des sociétés) and only have bylaws (statuts) as organizational documents.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:
•its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and
• the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.
Listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “IPHA.” Our ordinary shares are listed on Euronext Paris under the symbol “IPH.”
Transfer Agent and Registrar
The transfer agent and registrar for our ADSs is Citibank, N.A. Our share register for our ordinary shares is maintained by Société Générale Securities Services. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees are the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY
Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our bylaws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of the share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years’ imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity. Moreover, certain foreign investments in companies incorporated under French laws are subject to the prior authorization from the French Minister of the Economy, where all or part of the target’s business and activity relate to a strategic sector, such as energy, transportation, public health, telecommunications.
The Decree (arrêté) of April 27, 2020 extended the list of sectors subject to prior approval to include biotechnologies now covered under article R. 151-3 III° 1° of the French Monetary and Financial Code, under which investments are defined as (i) the acquisition of control—within the meaning of Article L. 233-3 of the French Commercial Code—of a company that has its registered office in France, (ii) the acquisition of all or part of a line of business of a company that has its registered office in France, or (iii) the acquisition of more than 25% of the shares or voting rights of a company that has its registered office in France.
In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020 (as modified by the Decree (décret) n°2020-1729 dated December 28, 2020) has supplemented the 25% threshold with an additional temporary 10% threshold of the voting rights for the non-European investments in listed companies applicable, at the date of this prospectus, until December 31, 2021.
A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.
In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).
Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
Our shareholders will have the preferential subscription rights described under “Description of Share Capital—Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the United States (which may be represented by ADSs) will not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available.

We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares in the United States and ADS holders of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of our ordinary shares represented by ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case, ADS holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Other Distributions” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Risk Factors— Your right as a holder of ADSs to participate in any future preferential subscription rights offering or to elect to receive dividends in shares may be limited, which may cause dilution to your holdings.” in our most recent Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
Citibank, N.A. acts as the depositary for the American Depositary Shares. Citibank, N.A.’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be evidenced by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, 1 North Wall Quay, Dublin 1, Ireland .
We have appointed Citibank, N.A. as depositary pursuant to an amended and restated deposit agreement. A copy of the amended and restated deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the amended and restated deposit agreement from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-234063 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share that is on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to French laws and regulations.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit. The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares
Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.
The depositary bank will not distribute the rights to you if:
•We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•We fail to deliver satisfactory documents to the depositary bank; or
•It is not reasonably practicable to distribute the rights.
The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to subscribe for additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to you and will sell the property if:
•We do not request that the property be distributed to you or if we request that the property not be distributed to you; or
•We do not deliver satisfactory documents to the depositary bank; or
•The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares
Upon completion of the global offering, the ordinary shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the prospectus. After the completion of the global offering, the ordinary shares that are being offered for sale pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the prospectus.
After the closing of the offer, the depositary bank may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.
When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:
•The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.
•All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.
•You are duly authorized to deposit the ordinary shares.
•The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).
•The ordinary shares presented for deposit have not been stripped of any rights or entitlements.
If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:
•ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;
•provide any transfer stamps required by the State of New York or the United States; and
•pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French law considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
•Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.
•Obligations to pay fees, taxes and similar charges.
•Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the section of this prospectus entitled “Description of Share Capital—Voting Rights (Article 12 of the Bylaws).”
At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.
If the depositary receives voting instructions from a holder of ADSs that fail to specify the manner in which the depositary is to vote, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the depositary to vote in favor of all resolutions endorsed by our board of directors. With respect to securities represented by ADSs for which no timely voting instructions are received by the depositary from the holder, the depositary will (unless otherwise specified in the notice distributed to holders) deem such holder to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the securities. However, no such discretionary proxy will be given by the depositary with respect to any matter to be voted upon as to which we inform the depositary that we do not wish such proxy to be given, substantial opposition exists, or the rights of holders of securities may be materially adversely affected. Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Expenses
Pursuant to the terms of the amended and restated deposit agreement, the holders of our ADSs are required to pay the following fees to the depositary bank:

Service	Fees
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADSs-to-ordinary shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares)	Up to U.S. 5¢ per ADS issued
Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADSs-to ordinary shares ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled
Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held
ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank
Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred
Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).
Up to U.S. 5¢ per ADS (or fraction thereof) converted
ADS holders are responsible to pay certain charges such as:
•taxes (including applicable interest and penalties) and other governmental charges;
•the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;
•certain cable, telex and facsimile transmission and delivery expenses;
•the fees, expenses, spreads, taxes and other charges of the depositary bank and/or service providers (which may be a division, branch or affiliate of the depositary bank) in the conversion of foreign currency;
•the reasonable and customary out-of-pocket expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
•the fees, charges, costs and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the ADR program.
ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the

DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Amendments and Termination
We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary bank may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary bank. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:
•We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.
•The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.
•We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Incorporation, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.
•We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Incorporation or in any provisions of or governing the securities on deposit.
•We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.
•We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.
•We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
•Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.
•Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:
•Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.
•Distribute the foreign currency to holders for whom the distribution is lawful and practical.
•Hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

TAXATION
The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares in the form of the ADSs, and certain other matters governed by French law will be passed on for us by Linklaters LLP, Paris, France. Linklaters LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Innate Pharma S.A. as of and for the years ended December 31, 2019, 2018 and 2017 incorporated by reference in this prospectus from the company's Annual Report on Form 20-F for the year ended December 31, 2019, have been audited by Deloitte & Associés, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The offices of Deloitte & Associés are located at 6 place de la Pyramide, 92908 Paris la Défense Cedex.

ENFORCEMENT OF CIVIL LIABILITIES
We are a corporation organized under the laws of France. The majority of our members of the Executive Board and Supervisory Board are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:
•to obtain jurisdiction over us or our non-U.S. resident members of the Executive Board and Supervisory Board in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;
•to enforce judgments obtained in such actions against us or our non-U.S. resident members of the Executive Board and supervisory;
•to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident members of the Executive Board and Supervisory Board; and
•to enforce against us or our Executive Board in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.
Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgment was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process, and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of Executive Board and Supervisory Board or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of Executive Board and Supervisory Board or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to a foreign private issuers and under those requirements will file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.innate-pharma.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
•our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 24, 2020;
•our Report on Form 6-K furnished to the SEC on April 28, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on May 14, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on June 24, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on July 16, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on July 29, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on September 8, 2020, including exhibit 99.2 thereto (but excluding the statutory auditors' review report on the half-yearly financial information and any reference thereto included therein); our Report on Form 6-K furnished to the SEC on October 23, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on November 17, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on December 11, 2020, including exhibit 99.1 thereto and our Report on Form 6-K furnished to the SEC on January 5, 2021 including exhibit 99.1; and
•the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 10, 2019, including any amendments or reports filed for the purpose of updating such description.
The financial information included in exhibit 99.2 to our Report on Form 6-K furnished to the SEC on September September 8, 2020 and incorporated therein by reference is unaudited.
We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Innate Pharma S.A.
117 Avenue de Luminy—BP 30191
13009 Marseille, France
+ 33 (0) 4 30 30 30 30

You may also access these documents on our website, www.innate-pharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.

SEC registration fee	$21,820
FINRA filing fee	$30,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)
_____________
(1) These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

Up to $75,000,000
American Depositary Shares Representing Ordinary Shares
PROSPECTUS SUPPLEMENT
SVB Securities
May 3, 2022